Exhibit 10.7

EXECUTION COPY

INDEMNITY REINSURANCE AGREEMENT

between

THE PYRAMID LIFE INSURANCE COMPANY

(Ceding Company)

and

COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY

(Reinsurer)

Effective as of April 1, 2009

i

ii

INDEMNITY REINSURANCE AGREEMENT

THIS INDEMNITY REINSURANCE AGREEMENT (the “Agreement”), effective as of April 1, 2009, is made and entered into by and between THE PYRAMID LIFE INSURANCE COMPANY, a Kansas stock life and health insurance company (the “Ceding Company”) and COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY, a Massachusetts stock life insurance company (the “Reinsurer”).

WHEREAS, the Ceding Company has issued or assumed certain life insurance and annuity Policies, which are identified by policy form number and/or plan code on Exhibit A attached hereto; and

WHEREAS, the Ceding Company, together with certain of its Affiliates named therein, and the Reinsurer have entered into (i) that certain Master Agreement dated November 26, 2008, as amended by Amendment Number 1 to Master Agreement, dated April 24, 2009 (the “Amendment”), with FAFLIC (collectively, the “Master Agreement”) and (ii) that certain Joinder Agreement, dated January 9, 2009, with FAFLIC (the “Joinder Agreement”), pursuant to which, among other things, the Ceding Company and the Reinsurer have mutually agreed to enter into this Agreement pursuant to which the Ceding Company shall cede, and the Reinsurer shall indemnity reinsure, the Insurance Liabilities on a one hundred percent (100%) coinsurance basis on the terms and conditions stated herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and in the Master Agreement and Joinder Agreement, and in reliance upon the representations, warranties, conditions and covenants contained herein and therein, and intending to be legally bound hereby, the Ceding Company and the Reinsurer hereby agree as follows:

ARTICLE I

DEFINITION OF TERMS

Section 1.1.  Definitions.   Capitalized terms used in this Agreement, but not otherwise defined in this Article I, shall have the meaning given thereto in the Master Agreement. The following capitalized words and terms shall have the following meanings when used in this Agreement:

(a)                                  “Affiliate” has the meaning ascribed thereto in the Master Agreement.

(b)                                 “Agreement” has the meaning set forth in the Preamble.

(c)                                  “Amendment” has the meaning set forth in the second recital hereof.

(d)                                 “Applicable Law” has the meaning ascribed thereto in the Master Agreement.

(e)                                  “Approved Designee” has the meaning ascribed thereto in the Services Agreement.

(f)                                    “Books and Records” has the meaning ascribed thereto in the Master Agreement.

(g)                                 “Business Day” has the meaning ascribed thereto in the Master Agreement.

(h)                                 “Ceding Company” has the meaning set forth in the Preamble.

(i)                                     “Ceding Company Caused Extra Contractual Liabilities” means all Extra Contractual Liabilities that are not Reinsurer Caused Extra Contractual Liabilities or Reinsurer Covered Extra Contractual Liabilities.

(j)                                     “Ceding Company Indemnified Parties” has the meaning set forth in Section 6.2.

(k)                                  “Ceding Company Service Period” means the period commencing on the Closing Date and ending on the Transition Date.

(l)                                     “Closing” has the meaning ascribed thereto in the Master Agreement.

(m)                               “Closing Date” has the meaning ascribed thereto in the Master Agreement.

(n)                                 “Closing Date Ceding Commission” means the “Closing Date Ceding Commission” determined with respect to the Ceding Company pursuant to the Master Agreement. The Closing Date Ceding Commission shall be credited to the Ceding Company as a reduction in the Settlement Amount that would otherwise be payable by the Ceding Company to the Reinsurer at Closing under Section 2.2 of the Master Agreement and Section 3.1 of this Agreement.

(o)                                 “Closing Fee” has the meaning ascribed thereto in the Amendment.

(p)                                 “Code” means the Internal Revenue Code of 1986, as amended.

(q)                                 “Coinsurance Effective Date” means 12:01 a.m. (New York time) on the first calendar day of the calendar month in which the Closing occurs.

(r)                                    “Conversion Services” has the meaning ascribed thereto in the Services Agreement.

(s)                                  “Cost of Capital” means the cost of a capital decrease resulting from the establishment of an Interest Maintenance Reserve liability calculated as follows:

The product of (i) the average of the amounts of the Interest Maintenance Reserve liability (a) as of the first day of each calendar year (except in the case of the year in which the Coinsurance Effective Date occurs, which shall be as of the last day of the calendar quarter preceding the Coinsurance Effective Date) and (b) as of the last day of each calendar year, multiplied by (ii) an annual, simple interest rate equal to 5% (pro-rated for the year in which the Coinsurance Effective Date occurs) (in this manner, the Cost of Capital is amortized in accordance with the Ceding Company’s Interest Maintenance Reserve amortization schedule as reported in its statutory annual financial statement dated as of and for the period ended December 31, 2008 over a period of ten (10) years).

(t)                                    “Dispute Notice” has the meaning set forth in Section 3.1(d).

(u)                                 “ECL Cap” means an amount not to exceed in the aggregate $10,000,000 in respect of Losses sustained or incurred by, or asserted against, (x) the Ceding Company Indemnified Parties in respect of Reinsurer Covered Extra Contractual Liabilities, (y) those other “Ceding Company Indemnified Parties” in respect of “Reinsurer Covered Extra Contractual Liabilities” under each of the other “Coinsurance Agreements” (as defined in the Master Agreement), entered into by the Reinsurer or FAFLIC, as the case may be, and Affiliates of the Ceding Company of even date herewith, and (z) the Reinsurer or FAFLIC, as the case may be, in respect of Reinsurer Covered Extra Contractual Liabilities hereunder and under such other “Coinsurance Agreements” identified in clause (y), taken as a whole. For the avoidance of doubt, any payment made by either the Reinsurer or FAFLIC, as the case may be, (i) in respect of “Reinsurer Covered Extra Contractual Liabilities” under any other such “Coinsurance Agreement” shall be applied against the ECL Cap under this Agreement as if such payment had been made hereunder, and (ii) under clauses (x), (y) or (z) of this definition shall be applied against the ECL Cap only one time and shall not be counted as a payment made pursuant to more than one such clause.

(v)                                 “Excluded Liabilities” means any claim, obligation or liability arising under, in connection with, or with respect to, the Policies:

(i)                                     for Premium Taxes, including any litigation or expenses concerning Premium Taxes, to the extent arising with respect to premiums collected on the Policies attributable to all periods before the Coinsurance Effective Date, and/or to the extent based upon assessments relating to all periods prior to the Coinsurance Effective Date;

(ii)                                  (x) in connection with participation by the Ceding Company, whether voluntary or involuntary, in any guaranty fund or other residual market mechanism established or governed by any state or jurisdiction to the extent arising with respect to premiums attributable to all periods prior to the Coinsurance Effective Date and/or (y) to the extent based upon regulatory fines or assessments relating to events which initially occurred or commenced prior to the Transition Date (provided, that such liability or other obligation will not be an Excluded Liability if it arose out of any act or omission of the Ceding Company or its Affiliate that occurred (or in the case of an omission, failed to occur) on or after the Closing Date and was made at the written or express direction or request of the Reinsurer or its designees);

(iii)                               for Ceding Company Caused Extra Contractual Liabilities;

(iv)                              for escheat liabilities arising in respect of all periods prior to the Coinsurance Effective Date;

(v)                                 for all Producer Payments;

(vi)                              relating to disputes, litigation, investigations by Governmental Authorities, arbitrations or legal proceedings arising out of acts or omissions of the Ceding Company or its Affiliates that occurred prior to the Closing Date in connection with the Policies, solely to the extent such liabilities are not Extra Contractual Liabilities;

(vii)                           for all premiums, payments, fees or other consideration or amounts due at any time with respect to Reinsurance Coverage;

(viii)                        or portions of the Policies, in each case, to the extent reinsured or purported by the Ceding Company to be reinsured under Reinsurance Coverage, whether or not such coverage is collected or collectible;

(ix)                                for any payment to the Internal Revenue Service or any other Person resulting from or attributable to any act or omission of the Ceding Company (including errors of product design, language, or administration, or inaccurate or incomplete data maintained in Books and Records) resulting in non-compliance of any Policy with the requirements of the Code to the extent such act or omission was not made at the written or express direction or request of the Reinsurer or its designees;

(x)                                   incurred by the Ceding Company in connection with a breach, or other failure to perform, by the Ceding Company of the terms of any acquisition agreement pursuant to which any of the Policies were originally acquired by the Ceding Company, except as such breach or failure to perform results from acts or omissions by the Ceding Company made at the written or express direction or request of the Reinsurer or its designees;

(xi)                                arising from the remediation processes in the States of Wisconsin and New York, respectively;

(xii)                             arising from any errors or omissions made by the Ceding Company, its Affiliates or designees in calculating, paying, documenting or administering any surrender charges on annuity contracts included among the Policies, including those errors that arose in respect of surrender charges in the State of Utah; and

(xiii)                          solely to the extent arising from changes that are made by the Ceding Company to the non-guaranteed elements under the Policies without the prior written consent of the Reinsurer other than such changes that are required by Applicable Law.

Excluded Liabilities shall not include any gross liabilities and obligations incurred by the Ceding Company to the extent attributable to acts, errors or omissions of the Reinsurer or its designees in connection with the Reinsurer’s or its designees’ (x) exercise of contractual rights and privileges of the Ceding Company under the Policies pursuant to the Transaction Agreements, including pursuant to Sections 2.1(a) and 4.11 hereof or (y) performance of Required Services after the Transition Date. In no event shall the term “designees” as used in this paragraph or in Section 6.2(d)(i) include the Ceding Company, its Affiliates or their designees.

(w)                               “Extra Contractual Liabilities” means all liabilities, obligations and other losses (including lost profits) incurred or arising at any time under or relating to any Policy that are not covered by, or that are in excess of, the contractual benefits arising under the express terms and conditions of such Policies, whether to Policyholders, Producers, Governmental Authorities or any other Person, which liabilities and obligations or losses shall include any liability for fines, penalties, forfeitures, excess or penalty interest, punitive, exemplary, special or any other form of extra contractual damages relating to the Policies, and attorneys’ fees and expenses awarded, and which arise from any act, error or omission of a party or its designees, whether or not intentional, negligent, in bad faith or otherwise, including any act, error or omission of a party or its designees relating to (i) the marketing, underwriting, production, issuance, cancellation or administration of the Policies, (ii) the investigation, defense, trial, settlement or handling of claims, benefits or payments arising out of or relating to the Policies, or (iii) the failure to pay or the delay in payment, or errors in calculating or administering the payment, of benefits, claims or any other amounts due or alleged to be due under or in connection with the Policies.

(x)                                   Final Settlement Amount” has the meaning set forth in Section 3.1(b).

(y)                                 Final Settlement Date” has the meaning set forth in Section 3.1(e).

(z)                                   Governmental Authority” has the meaning ascribed thereto in the Master Agreement.

(aa)                            Independent Accountant” means Deloitte & Touche LLP; provided, that if such accounting firm is either unable or unwilling to accept such engagement, the Ceding Company and the Reinsurer shall jointly request the American Arbitration Association to appoint, within ten (10) Business Days from the date of such request, an internationally recognized firm of public accountants independent of both the Ceding Company and the Reinsurer to serve as Independent Accountant.

(bb)                          Insurance Liabilities” means all claims, obligations, indemnities, losses or liabilities (and no others) arising under, in connection with, or with respect to, the Policies (other than, in all cases, Excluded Liabilities):

(i) prior to or after the Coinsurance Effective Date under the express terms of the Policies, including (x) any right to purchase additional coverage and obligations arising under legal or regulatory requirements, (y) any loss settlements within Policy limits, and (z) all such liabilities relating to actions, suits or claims instituted at or after the Coinsurance Effective Date by a Person;

(ii)                                  for Reinsurer Caused Extra Contractual Liabilities and Reinsurer Covered Extra Contractual Liabilities, subject to the limitations contained in Section 6.2;

(iii)                               for all Premium Taxes, including any litigation expenses (but only if initiated by or at the request of Reinsurer) concerning Premium Taxes, to the extent arising with respect to premiums on the Policies attributable to periods on or after the Coinsurance Effective Date, and/or to the extent based upon assessments relating to all periods on or after the Coinsurance Effective Date;

(iv)                              (x) in connection with participation by the Ceding Company, whether voluntary or involuntary, in any guaranty fund or other residual market mechanism established or governed by any state or jurisdiction to the extent arising with respect to premiums on the Policies attributable to periods on or after the Coinsurance Effective Date and/or (y) to the extent based upon regulatory fines or assessments relating to periods on or after (A) the Closing Date, but only to the extent such regulatory fines or assessments arose out of any act or omission of the Ceding Company or its Affiliate that occurred (or in the case of an omission, failed to occur) on or after the Closing Date and was made at the written or express direction or request of the Reinsurer or its designees, or (B) the Transition Date;

(v)                                 for all out-of-pocket loss adjustment expenses incurred from and after the Transition Date by the Ceding Company with respect to the Policies (other than in connection with the Ceding Company’s participation in such expenses under the Services Agreement);

(vi)                              for escheat liabilities for checks issued by the Reinsurer on or after the Coinsurance Effective Date; and

(vii)                           for amounts payable on or after the Coinsurance Effective Date for returns or refunds of premiums under the Policies.

(cc)                            “Interim Services” has the meaning ascribed thereto in the Services Agreement.

(dd)                          “Joinder Agreement” has the meaning ascribed thereto in the second recital hereof.

(ee)                            “Loss” or “Losses” has the meaning ascribed thereto in the Master Agreement.

(ff)                                “Master Agreement” has the meaning set forth in the second recital hereof.

(gg)                          “Ongoing Services” has the meaning ascribed thereto in the Services Agreement.

(hh)                          “Permitted Transactions” has the meaning ascribed thereto in the Master Agreement.

(ii)                                  “Person” has the meaning ascribed thereto in the Master Agreement.

(jj)                                  “Policies” means each of those insurance policy contracts and/or annuity contracts issued or assumed by the Ceding Company (i) prior to 12:01 a.m. (New York time) on the Coinsurance Effective Date and that are identified by policy form number and/or plan code on Exhibit A attached hereto and that are in effect on the Coinsurance Effective Date or (ii) that are reinstated in, or otherwise the subject of, a Permitted Transaction. “Policies” shall not include any insurance policy contracts and/or annuity forms (including any net retained liabilities of the Ceding Company thereunder) in respect of which the Ceding Company has ceded all or a portion of the liabilities thereunder to Wilton Reassurance Company pursuant to the Wilton Re Agreements.

(kk)                            “Policyholder” has the meaning ascribed thereto in the Master Agreement.

(ll)                                  “Premium Taxes” means the taxes, assessments, and fees imposed on premiums relating to the Policies by any state, local, or municipal taxing authority together with any related interest, penalties and additional amounts imposed by any taxing authority with respect thereto, including retaliatory taxes.

(mm)                      “Producer” has the meaning ascribed thereto in the Master Agreement.

(nn)                          “Producer Agreement” means any written, oral or other agreement or contract between the Ceding Company and any Producer, or among or between Producers, including any assignments of compensation thereunder, and relating to the solicitation, sale, marketing, production or servicing of any of the Policies.

(oo)                          “Producer Payments” has the meaning ascribed thereto in the Master Agreement.

(pp)                          “Recapture Fee” has the meaning ascribed thereto in the Amendment.

(qq)                          “Reconciliation Amount” has the meaning set forth in Section 3.1(c).

(rr)                                “Regulation” has the meaning set forth in Section 9.13.

(ss)                            “Reinsurance Coverage” means all contracts, agreements and treaties of reinsurance between the Ceding Company and any Third Party Reinsurer that are in force and effect as of the Coinsurance Effective Date and cover risks associated with the Policies or any portions thereof.

(tt)                                “Reinsurer” has the meaning set forth in the Preamble.

(uu)                          “Reinsurer Caused Extra Contractual Liabilities” has the meaning set forth in Section 6.2(d).

(vv)                          “Reinsurer Covered Extra Contractual Liabilities” has the meaning set forth in Section 6.2(e) (subject to the limitations therefor in Section 6.2).

(ww)                      “Reinsurer Indemnified Parties” has the meaning set forth in Section 6.1.

(xx)                              “Required Services” has the meaning ascribed thereto in the Services Agreement.

(yy)                          “SAP” means the statutory accounting practices and procedures required or permitted by the insurance regulatory authority in the Ceding Company’s state of domicile, consistently applied throughout the specified period and in the immediately prior comparable period.

(zz)                              “Services Agreement” means the services agreement entered into among the Ceding Company, several Affiliates of the Ceding Company and the Reinsurer of even date herewith.

(aaa)                      “Settlement Amount” means the amount of the initial reinsurance premium payment to be made at Closing by the Ceding Company to the Reinsurer in consideration of the reinsurance of the Policies under this Agreement, which shall be in an amount calculated pursuant to Schedule 3.1 attached hereto.

(bbb)                   “Statutory Reserves and Liabilities” means the sum of all of the reserve items (including reserve items for claims incurred but not reported and claims in the course of settlement) maintained by the Ceding Company for the Policies, net of Reinsurance Coverage, as set forth in Exhibit A attached hereto. Exhibit B attached hereto sets forth the Statutory Reserves and Liabilities by Policy as of the Coinsurance Effective Date, as such schedule may be adjusted pursuant to Section 3.1 of this Agreement.

(ccc)                      “Third Party Reinsurer” has the meaning ascribed thereto in the Master Agreement.

(ddd)                   “Transaction Documents” means this Agreement, the Master Agreement and the Services Agreement.

(eee)                      “Transferred Assets” means the cash, cash equivalents and other assets transferred as part of the Settlement Amount and as set forth on Exhibit C attached hereto. Such Transferred Assets shall be valued as of the Closing Date according to the mechanics set forth on Exhibit C.

(fff)                            “Transition Date” has the meaning ascribed thereto in the Services Agreement.

(ggg)                   “Wilton Re Agreements” has the meaning ascribed thereto in the Amendment.

Section 1.2.  Construction.   For the purposes of this Agreement, (i) words (including capitalized terms defined herein) in the singular shall be held to include the plural and vice versa and words (including capitalized terms defined herein) of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules) and not to any particular provision of this Agreement, and Article, Section, paragraph and Schedule references are to the Articles, Sections, paragraphs and Schedules to this Agreement, unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation”; (iv) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified; and (v) all references herein to “$” or “Dollars” shall refer to United States dollars, unless otherwise specified.

Section 1.3.  Headings.   The Article and Section headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

ARTICLE II

BASIS OF COINSURANCE

Section 2.1.  Coinsurance.

(a)                                  Subject to the terms and conditions of this Agreement, effective as of the Coinsurance Effective Date, the Ceding Company hereby cedes to the Reinsurer, and the Reinsurer hereby accepts and reinsures on a one hundred percent (100%) coinsurance basis, the Insurance Liabilities. The Ceding Company and the Reinsurer mutually agree that, as between the parties, on and after the Coinsurance Effective Date, the Reinsurer shall be entitled to exercise all contractual rights and privileges of the Ceding Company under the Policies in accordance with the terms, provisions and conditions of such Policies.

(b)                                 In no event shall such coinsurance with respect to a particular Policy be in force and binding unless such underlying Policy as issued or assumed by the Ceding Company is in full force and binding as of the Coinsurance Effective Date or is the subject of a Permitted Transaction following the Coinsurance Effective Date.

(c)                                  With respect to each of the Policies, the amount of coinsurance hereunder shall be maintained in force without reduction so long as the Policy remains in full force without reduction. If there is a reduction with respect to a Policy, the Reinsurer’s liability with respect thereto shall be equally reduced. All coinsurance for which the Reinsurer is liable hereunder shall be subject to the same rates, terms, conditions, limitations and restrictions as are contained in the Policy.

Section 2.2.  Duration of Coinsurance; Recapture.   The coinsurance provided under this Agreement shall remain continuously in force. The Policies are not eligible for recapture by the Ceding Company.

Section 2.3.  Parties to Coinsurance.  Article II of this Agreement provides for indemnity reinsurance solely between the Ceding Company and the Reinsurer. The acceptance of reinsurance under this Article II shall not create any right or legal relation between the Reinsurer and any Policyholder, insured, claimant or beneficiary under a Policy, and the Ceding Company shall be and remain solely liable to such Policyholder under the Policy.

ARTICLE III

CLOSING AND CONSIDERATION

Section 3.1.  Settlement Amount.

(a)                                  On the Closing Date, the Ceding Company agrees to pay the Reinsurer an amount, in the form of Transferred Assets as designated and valued as of the Closing Date pursuant to the mechanics set forth on Exhibit C, equal to the difference between an estimate of: (i) Statutory Reserves and Liabilities, minus (ii) due and deferred premiums on the Policies as of the Coinsurance Effective Date, minus (iii) policy loans outstanding on the Policies as of the Coinsurance Effective Date (net of any accrued and unearned policy loan interest on such policy loans), minus (iv) the Closing Date Ceding Commission as set forth on Schedule 3.1 attached hereto, plus (v) the portion of the Closing Fee due and payable by the Ceding Company to the Reinsurer, as reflected on Schedule H to the Amendment (collectively, the “Settlement Amount”). The Settlement Amount plus interest accrued thereon, as contemplated in Section 2.1 of the Master Agreement, shall be remitted by the Ceding Company to the Reinsurer to an account (s) designated in writing by the Reinsurer. Items (i) through (iii) of this Section 3.1(a) shall reflect the amounts reported by the Ceding Company as of the quarter-ended immediately preceding the Closing Date.

(b)                                 The parties agree to make adjustments to Exhibit A and Exhibit B attached hereto and to the Settlement Amount following Closing, based upon (i) Statutory Reserves and Liabilities for (x) any Policies or Policy claims improperly or inadvertently omitted or miscalculated in determining the Settlement Amount or (y) any Policies that were or are the subject of Permitted Transactions and that were omitted from the calculation of the Settlement Amount as of the Coinsurance Effective Date, (ii) adjustments to the Closing Date Ceding Commission pursuant to Section 2.2 (d) of the Master Agreement, and (iii) actual amounts as reported by the Ceding Company as of the Coinsurance Effective Date for items (i) through (iii) in Section 3.1(a) (such adjusted amount, the “Final Settlement Amount”); provided, however, that any such adjustments made pursuant to clause (i)(x) will require the prompt prior written consent of the Reinsurer, which consent shall not be unreasonably withheld, but no such adjustment will be made pursuant to clause (i)(x) unless the Ceding Company has notified the Reinsurer in writing of such adjustment prior to the ninetieth (90th) day following the Closing Date.

(c)                                  The Final Settlement Amount will be calculated by the Ceding Company and reported to the Reinsurer prior to the one hundred twentieth (120 th) day following the Closing Date, and if such difference between the Final Settlement Amount and the Settlement Amount (such difference, the “Reconciliation Amount”) is (i) a positive number, then the Ceding Company shall pay such Reconciliation Amount to the Reinsurer by wire transfer of immediately available funds or (ii) a negative number, then the absolute value of such negative number, as the Reconciliation Amount, shall be paid by the Reinsurer to the Ceding Company by wire transfer of immediately available funds.

(d)                                 The Reinsurer shall have ten (10) Business Days to review the Ceding Company’s calculations of the Final Settlement Amount and the Reconciliation Amount and provide written notice to the Ceding Company of any dispute regarding the Ceding Company’s calculation of such amounts (a “Dispute Notice”). The Ceding Company and the Reinsurer shall cooperate in good faith to resolve such dispute as promptly as practicable and, upon such resolution, make any adjustments to the calculation of any amount(s) contained in the Ceding Company’s calculations of the Final Settlement Amount and the Reconciliation Amount with the agreement of the Ceding Company and the Reinsurer. If the Ceding Company and the Reinsurer are unable to resolve any such dispute within twenty (20) Business Days (or such longer period as the Ceding Company and the Reinsurer shall mutually agree in writing) of the Reinsurer’s delivery of such Dispute Notice, such dispute shall be resolved by the Independent Accounting Firm, and such determination by the Independent Accounting Firm shall be final and binding on the parties; provided that the Reinsurer and the Ceding Company shall submit to the Independent Accounting Firm statements with respect to their respective positions on disputed issues and will cooperate with the Independent Accounting Firm by promptly providing any requested information. Any expenses relating to the engagement of the Independent Accounting Firm in respect of its services pursuant to this Section 3.1(d) shall be shared fifty percent (50%) by the Reinsurer and fifty percent (50%) by the Ceding Company. The Independent Accounting Firm shall be instructed to use reasonable best efforts to perform its services within thirty (30) Business Days of submission by the Reinsurer and the Ceding Company of their respective statements with respect to the disputes and, in any case, as promptly as practicable after such submission. If no Dispute Notice is timely delivered by the Reinsurer, the Ceding Company’s calculations of the Final Settlement Amount and the Reconciliation Amount shall be determinative. If a Dispute Notice is timely delivered by the Reinsurer, the amounts determined pursuant to the resolution of such dispute in accordance with this Section 3.1(d), shall be the Final Settlement Amount and Reconciliation Amount.

(e)                                  With respect to each adjustment which shall enter into the calculation of the Final Settlement Amount and the Reconciliation Amount, interest shall accrue thereon at an annual rate equal to the Three-Month London Interbank Offering Rate (LIBOR) as published in the Money Rate Section (or any successor section) of The Wall Street Journal (or any successor publication) on the (A) Closing Date, with respect to adjustments made other than pursuant to clause (b)(i)(y) above, and (B) effective date of a Permitted Transaction with respect to adjustments made pursuant to clause (b)(i)(y) above. Such interest shall accrue from the Closing Date (or the effective date of the Permitted Transaction, as the case may be) to the date the Reconciliation Amount is paid, which payment date shall be the fifth (5th) Business Day following the later of (i) the receipt by the Reinsurer of calculation of the Final Settlement Amount and Reconciliation Amount, and (ii) the resolution of any dispute in respect of the calculation of the Final Settlement Amount and/or the Reconciliation Amount (the “Final Settlement Date”).

ARTICLE IV

COOPERATION BETWEEN THE CEDING COMPANY AND

THE REINSURER FOLLOWING THE COINSURANCE EFFECTIVE DATE

Section 4.1.  Ceding Company Service Period.   During the Ceding Company Service Period, the Ceding Company shall provide, or cause to be provided, Interim Services, Conversion Services and Ongoing Services in accordance with the Services Agreement. On and after the Transition Date, the Reinsurer shall provide, or cause to be provided, Required Services under the terms and conditions of the Services Agreement.

Section 4.2.  Premium Payments, Negotiation of Checks.   (i)  On and after the Coinsurance Effective Date, all premium payments, conversion charges and other consideration under the Policies received by the Ceding Company shall be the sole property of the Reinsurer, and (ii) any premium payment, conversion charge and other consideration received by the Ceding Company, to the extent such premium payment, conversion charge and other consideration covers periods on or after the Coinsurance Effective Date, shall be remitted in accordance with the Services Agreement.

Section 4.3.  Reserves.   The Reinsurer agrees that, on and after the Coinsurance Effective Date, it will establish and maintain all statutory reserves and liabilities as may be required under the terms of the Policies, SAP and Applicable Law.

Section 4.4.  Reserve Credits.   If, as of the end of any calendar quarter following the Coinsurance Effective Date, the Ceding Company becomes unable to take full reserve credit with respect to all the reinsurance provided under this Agreement by the Reinsurer of the Policies for whatever reason, the Reinsurer will implement, prior to the date on which the Ceding Company is required by Applicable Law to file its quarterly statutory financial statement as of and for the period ended on such calendar quarter end-date with its domiciliary insurance regulatory authority, alternative arrangements in accordance with Applicable Law in order to ensure that the Ceding Company is permitted to take such reserve credit on the Ceding Company’s statutory financial statements.

Section 4.5.  Premium Taxes.   The Ceding Company shall be liable for all Premium Taxes on premiums received in connection with the Policies prior to the Coinsurance Effective Date and shall remain liable for payment of Premium Taxes on premiums received under the Policies. The Reinsurer shall pay to the Ceding Company a provision for Premium Taxes incurred in connection with premiums received under the Policies on or after the Coinsurance Effective Date. The provision for Premium Taxes to be paid by the Reinsurer pursuant to the immediately preceding sentence shall be two and one-half percent (2.5%) of premiums collected as ceded under this Agreement (as such percentage may be changed annually on a prospective basis by the mutual agreement of the parties to reflect actual experience, which agreement by each party shall not be unreasonably withheld, delayed or conditioned), as calculated on a quarterly basis, and shall be paid by the Reinsurer to the Ceding Company as part of the monthly and annual settlements that occur under this Agreement.

Section 4.6.  Payments Relating to Commissions.   The Reinsurer shall pay to the Ceding Company those payments set forth on Schedule 4.6, which shall be reflected in the monthly settlement report prepared and delivered pursuant to Section 4.9.

Section 4.7.  Guaranty Fund Assessments.

(a)                                  Ceding Company-Paid Assessments.  In the event the Ceding Company is required to pay an assessment in respect of the Policies to any insurance guaranty, insolvency or other similar fund maintained by any jurisdiction and such assessment is based on premiums collected or policies in full force in any period on or after the Coinsurance Effective Date, the portion, if any, of such assessment that relates to such Policies shall be reimbursed by the Reinsurer to the extent that no Premium Tax offsets are available for use by the Ceding Company. Such reimbursement shall be included in the monthly and annual settlements that occur under this Agreement.

(b)                                 Reinsurer-Paid Assessments.  In the event the Reinsurer is required to pay an assessment in respect of the Policies to any insurance guaranty, insolvency or other similar fund maintained by any jurisdiction and such assessment is based on premiums collected or policies in force in any period prior to the Coinsurance Effective Date, the portion, if any, of such assessment that relates to such Policies shall be reimbursed by the Ceding Company to the extent that no Premium Tax offsets are available for use by the Reinsurer.

Section 4.8. Reports.   The parties hereto acknowledge and agree that the regularity and reliability of information concerning the Policies is critically important to each such party. In connection therewith, each of the Ceding Company and the Reinsurer agrees to, and agrees to cause their respective designees to, comply with its respective reporting obligations as set forth in this Agreement and the Services Agreement within the time periods contemplated herein and therein.

Section 4.9.  Monthly Settlement.

(a)                                  The Ceding Company shall provide the Reinsurer with a monthly settlement report, no later than the thirtieth (30 th) day following the end of each calendar month, with delivery thereof commencing in the month following the month in which the Coinsurance Effective Date occurs (including in such first report the period since the Coinsurance Effective Date). Such monthly settlement report shall be in the form specified in Schedule 4.9 attached hereto.

(b)                                 In the event that such monthly settlement report reflects a net amount owed by the Ceding Company to Reinsurer pursuant to the terms of this Agreement, then the Ceding Company shall also make a wire payment in immediately available funds of such net amount to the account (s) designated therefor in writing by the Reinsurer no later than the tenth (10th) Business Day following Reinsurer’s receipt of such monthly settlement report, except to the extent that the Reinsurer notifies the Ceding Company in writing prior to the expiration of such ten (10) Business Day period of its good faith belief that the report is inaccurate, in which case the parties shall cooperate with each other to resolve the disagreement. In the event that a monthly settlement report reflects a net amount owed by Reinsurer to the Ceding Company pursuant to the terms of this Agreement, Reinsurer shall make a wire payment in immediately available funds of such net amount to the Ceding Company no later than the tenth (10th) Business Day following Reinsurer’s receipt of such monthly settlement report, except to the extent that the Reinsurer notifies the Ceding Company prior to the expiration of such ten (10) Business Day period of its good faith belief that the report is inaccurate, in which case the parties shall cooperate with each other to resolve the disagreement. In the event of any such dispute, the party owing any amount pursuant to such monthly settlement report shall pay such amount in full no later than the fifth (5th) Business Day following settlement of such dispute. Any delinquent amounts payable under this clause (b) shall accrue interest from the date such payment was originally due until the date such payment is made, such interest to accrue at an annual rate equal to the Three-Month London Interbank Offering Rate (LIBOR) as published in the Money Rate Section (or any successor section) of The Wall Street Journal, Eastern Edition (or any successor publication) as determined on the date such payment was originally due.

(c)                                  Pursuant to the terms of the Services Agreement, from and after the Transition Date, the Reinsurer shall be responsible for, among other things, the direct payment to Policyholders or their beneficiaries, as applicable, of all death, annuity and other contractual benefits constituting Insurance Liabilities under the Policies. Any such payment by the Reinsurer shall satisfy, on a dollar-for-dollar basis, the Reinsurer’s obligations to the Ceding Company in respect thereof under this Agreement.

Section 4.10.  Audit.   Each party shall have the right to audit on an annual basis, at its sole expense, at the office of the other during regular business hours and upon reasonable prior written notice, all records and procedures relating to the Policies.

Section 4.11.  Non-Guaranteed Elements.

(a)                                  For the period beginning on the Closing Date and continuing up to and including the Transition Date, the Ceding Company shall make such changes to the non-guaranteed elements under the Policies as are requested in writing by the Reinsurer or its designees. The Ceding Company shall make no changes to such non-guaranteed elements except those requested in writing by the Reinsurer or its designees, or as otherwise may be required by Applicable Law.

(b)                                 For all periods following the Transition Date, the Ceding Company acknowledges and agrees that (i) the Reinsurer and its designees have sole discretion to make changes to the non-guaranteed elements of the Policies to the extent that such changes are in accordance with the terms of the Policies and Applicable Law, and (ii) it shall not make any such changes to such non-guaranteed elements except those requested in writing by the Reinsurer or as otherwise may be required by Applicable Law.

ARTICLE V

UNDERTAKINGS OF CEDING COMPANY FOLLOWING

THE COINSURANCE EFFECTIVE DATE

Section 5.1.  Cooperation.   The Ceding Company agrees to provide all reasonable assistance to the Reinsurer and its designees in the transfer to the Reinsurer of the obligation to provide Required Services pursuant to the Services Agreement in connection with the Policies, including responding to questions from the Reinsurer and its designees in the conversion of computer records and files to the systems of the Reinsurer. The Ceding Company will do all things reasonable and necessary to permit the Reinsurer and its designees to exercise and assert all rights of the Ceding Company as contemplated herein and will fully cooperate with the Reinsurer and its designees in such exercise and assertion.

ARTICLE VI

INDEMNIFICATION

Section 6.1.  Indemnification by the Ceding Company.   From and after the Closing Date, the Ceding Company shall indemnify and defend the Reinsurer, its Approved Designees and its Affiliates, and their respective officers, employees, directors, controlling persons, Affiliates, agents, representatives and assigns (the “Reinsurer Indemnified Parties”) against, and hold each of them harmless from all Losses sustained or incurred by, or asserted against, the Reinsurer Indemnified Parties which arise out of:

(a)                                  any Excluded Liabilities;

(b)                                 any breach or nonfulfillment by the Ceding Company of, or any failure by the Ceding Company to perform, any of the covenants, terms or conditions of, or any of its duties or obligations under, this Agreement;

(c)                                  any action or inaction of the Ceding Company or its designees under or with respect to any of the Policies that is not indemnifiable by the Reinsurer pursuant to Section 6.2;

(d)                                 or relate to or are in connection with the Wilton Re Agreements;

(e)                                  the amount of the Cost of Capital for any Interest Maintenance Reserve that the Reinsurer becomes obligated to establish under SAP as a liability as of the Coinsurance Effective Date or as of the Closing Date on its statutory financial statements solely as a result of the reinsurance by the Reinsurer of the Insurance Liabilities contemplated by this Agreement, the amount of such Interest Maintenance Reserve (if any) being determined by reference to the schedule to be provided by the Ceding Company to the Reinsurer as promptly as practicable following the determination thereof; and

(f)                                    any enforcement of this indemnity.

Section 6.2.  Indemnification by the Reinsurer.   From and after the Closing Date, the Reinsurer shall indemnify and defend the Ceding Company and its Affiliates, its Approved Designees, and their respective officers, employees, designees, directors, controlling persons, Affiliates, agents, representatives and assigns (the “Ceding Company Indemnified Parties”) against, and hold each of them harmless from, all Losses sustained or incurred by, or asserted against, the Ceding Company Indemnified Parties which arise out of:

(a)                                  any Insurance Liabilities;

(b)                                 any breach or nonfulfillment by the Reinsurer of, or any failure by the Reinsurer to perform, any of the covenants, terms or conditions of or any of its duties or obligations under this Agreement;

(c)                                  any action or inaction of the Reinsurer or its designees under or with respect to any of the Policies;

(d)                                 any Extra Contractual Liabilities and any related attorneys’ fees and expenses that are based upon, relate to or arise solely out of any act, error or omission of (i) the Reinsurer or any of its officers, directors, designees, agents or employees, whether intentional or otherwise, which occurred after the Closing Date (including in connection with the Reinsurer’s or its designees’ (x) exercise of contractual rights and privileges of the Ceding Company under the Policies pursuant to the Transaction Agreements, including pursuant to Sections 2.1(a) and 4.11 of this Agreement, and (y) performance of Required Services under the Services Agreement after the Transition Date), except to the extent such act, error or omission was made at the written or express direction or request of the Ceding Company or its designees, and (ii) the Ceding Company or any of its officers, directors, designees, agents or employees that occurred (or, in the case of an omission, failed to occur) on or after the Closing Date and was made at the written or express direction or request of the Reinsurer or its designees (“Reinsurer Caused Extra Contractual Liabilities”);

(e)                                  Extra Contractual Liabilities and any related attorneys’ fees and expenses that are based upon, relate to or arise solely out of any act, error or omission of the Ceding Company or any of its officers, directors, designees, agents or employees, whether intentional or otherwise, with respect to the Policies (other than those acts, errors or omissions covered by Section 6.2 (d)(ii)), in respect of which relief is first sought by the aggrieved Person from the Ceding Company, the Reinsurer or any of their respective Affiliates or designees after April 24, 2014 (“Reinsurer Covered Extra Contractual Liabilities”); and

(f)                                    any enforcement of this indemnity.

Notwithstanding anything to the contrary herein, in no event shall the Reinsurer be obligated to indemnify the Ceding Company Indemnified Parties for Losses arising in respect of any Reinsurer Covered Extra Contractual Liabilities pursuant to Section 6.2(e) that exceed, individually or in the aggregate, the ECL Cap.

In addition, the Ceding Company agrees, and agrees to cause each other Ceding Company Indemnified Party, to use commercially reasonable efforts to seek recoveries under all applicable insurance or reinsurance policies or other indemnity, contribution or similar agreements in respect of any Losses arising in respect of Reinsurer Covered Extra Contractual Liabilities. In the event that any Ceding Company Indemnified Party is able to make any actual recovery under any such insurance or other agreement, the Reinsurer shall not have any liability to the Ceding Company hereunder for such amount and, in the event that the Reinsurer has already made an indemnification payment to the Ceding Company Indemnified Parties for such amount, the Ceding Company shall reimburse Reinsurer for such payments to the extent any Ceding Company Indemnified Parties received reimbursement under such insurance or other agreement. Payments made by the Reinsurer but later reimbursed by any Ceding Company Indemnified Party pursuant to the immediately preceding sentence shall not be applied against the ECL Cap.

Section 6.3.  Indemnification and Arbitration Procedures.   The arbitration procedures under Article VIII of this Agreement shall apply to indemnity claims and disputes arising under this Agreement, and are incorporated herein by reference. The rights and obligations of the parties respecting indemnification under this Agreement shall be subject to the limitations described in Article VIII of this Agreement.

Section 6.4.  Cooperation.   Each party agrees that it will cooperate fully with the other party in the satisfactory settlement of any and all claims, insofar as possible.

Section 6.5.  Payment in Full for Losses.   To the extent a Reinsurer Indemnified Party or a Ceding Company Indemnified Party receives indemnification in full for a Loss under any Transaction Agreement, such party shall not be entitled to further indemnification under the same or any other Transaction Agreement.

ARTICLE VII

INSOLVENCY

Section 7.1.  Payment of Benefits under an Insolvency.   The obligations of the Reinsurer under this Agreement shall be without diminution or in any way affected or diminished because of the insolvency of the Ceding Company. In the event of the insolvency of the Ceding Company and the appointment of a conservator, liquidator, receiver or statutory successor of the Ceding Company while coinsurance is in effect as to any Policy, all coinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable directly to such conservator, liquidator, receiver or statutory successor immediately upon demand, with reasonable provision for verification, on the basis of claims allowed against the Ceding Company by any court of competent jurisdiction or by any conservator, liquidator, receiver or statutory successor of the Ceding Company having authority to allow such claims, without diminution because of such insolvency or because such conservator, liquidator, receiver or statutory successor has failed to pay all or a portion of any claims, except where (x) this Agreement specifies another payee of such reinsurance in the event of the insolvency of the Ceding Company or (y) the Reinsurer, with the consent of the direct insured or insureds, has assumed such policy obligations of the Ceding Company as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligations of the Ceding Company to such payees.

Section 7.2.  Required Notice of and Defense against Claims.   In the event of the insolvency of the Ceding Company while coinsurance as to any Policy is in effect under this Agreement, the conservator, liquidator, receiver or statutory successor of the Ceding Company shall give the Reinsurer written notice of the pendency of a claim against the Ceding Company on a Policy within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of any such claim, the Reinsurer may, at its own expense, investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which the Reinsurer may deem available to the Ceding Company or its conservator, liquidator, receiver or statutory successor. The expense thus incurred by the Reinsurer shall be payable, subject to court approval, out of the estate of the Ceding Company as a part of the expense of conservation or liquidation to the extent of a proportionate share of the benefit which may accrue to the Ceding Company in conservation or liquidation solely as a result of the defense undertaken by the Reinsurer. Where two or more reinsurers are involved in the same claim and a majority in interest elects to interpose the defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the insolvent Ceding Company.

ARTICLE VIII

ARBITRATION

Section 8.1.  Agreement to Arbitrate.   It is the intention of the parties that customs and usages of the business of life insurance or reinsurance and annuities shall be given full effect in the interpretation of this Agreement. All disputes between the Reinsurer and the Ceding Company arising out of this Agreement (other than disputes arising with respect to the formation and validity of this Agreement) on which an amicable understanding cannot be reached shall be decided exclusively by arbitration between the parties at a location to be mutually agreed upon between the parties or as designated by the arbitrators if agreement as to a location cannot be reached by the parties. Notwithstanding any other provision of this Article VIII, if either the Reinsurer or the Ceding Company seeks, consents to, or acquiesces in the appointment of or otherwise becomes subject to any trustee, receiver, liquidator, statutory successor or conservator (including any state insurance regulatory agency or authority acting in such a capacity), the other party shall not be obligated to resolve any claim, dispute or cause of action under this Agreement by arbitration except as may be required by Applicable Law. Notwithstanding any other provision of this Article VIII, nothing contained in this Agreement shall require arbitration of any issue for which equitable or injunctive relief, including specific performance, is the sole remedy sought.

Section 8.2.  Method.   The parties intend this Article VIII to be enforceable in accordance with the Federal Arbitration Act (9 U. S. C. Section 1, et seq.), including any amendments to that Act which are subsequently adopted, notwithstanding any other choice of law provision set forth in this Agreement. In the event that either party refuses to submit to arbitration as required herein, the other party may request a United States Federal District Court to compel arbitration in accordance with the Federal Arbitration Act. Both parties consent to the jurisdiction of such court to enforce this article and to confirm and enforce the performance of any award of the arbitrators. Arbitration shall be conducted before a three-person arbitration panel appointed as follows: to initiate arbitration, either party shall notify the other in writing in the manner set forth in this Agreement for sending notices to the parties of its desire to arbitrate, stating the nature of the dispute and the remedy sought, and designating an arbitrator. The party to which the notice is sent shall respond in writing no later than the thirtieth (30th) day following its receipt of such notice. If the second party fails to respond within the time period set forth in this Section 8.2, or fails to designate its arbitrator in its response, the party initiating arbitration shall appoint a second arbitrator. The two arbitrators shall select an umpire no later than the thirtieth (30th) day following the designation of the second arbitrator. If they are unable to agree upon the selection of the umpire on or prior to the thirtieth (30th) day following the appointment of the second arbitrator, the parties shall appoint the umpire pursuant to the ARIAS-US Umpire Selection Procedure. The arbitrators and umpire shall be either present or former executive officers of life insurance or reinsurance companies, be certified to act as arbitrators or umpires by ARIAS-US, shall not be under the control of either party and shall have no financial interest in the outcome of the arbitration and shall have no conflict of interest with any party hereto (or its Affiliates) or the subject matter of the arbitration.

Section 8.3.  Power of Arbitrators.   The arbitrators shall have the power to determine all procedural rules for the conduct of the arbitration, including the production and inspection of documents, the examination of witnesses and any other matter relating to the conduct of the arbitration. The arbitrators and the umpire shall interpret this Agreement as an honorable engagement and not merely as a legal obligation between the parties. They shall reach their decision from the standpoint of equity and the customs and practices of the life insurance or reinsurance industry with a view to effecting the general purposes of this Agreement and may abstain from following the strict rules of law; provided, however, that (i) the arbitrators shall have no authority to award equitable relief or punitive damages against or in favor of either party (except to reimburse a party for extra-contractual or punitive damages that either the Ceding Company or the Reinsurer has paid or is legally obligated to pay to third parties), and (ii) nothing contained in this Article VIII is intended to limit the dispute resolution mechanics for (x) calculations made pursuant to Section 3.1 or Exhibit C (which disputes shall be resolved pursuant to the procedures set forth in Section 3.1 or Exhibit C, as applicable), or (y) Section 9.13.

Section 8.4.  Arbitration Fees and Expenses; Decision.   Unless the arbitration panel orders otherwise, each party shall pay: (1) the fees and expenses of its own arbitrator; and (2) an equal share of the fees and expenses of the umpire and the other expenses of the arbitration. Each party shall pay its own legal fees in connection with the arbitration, unless the arbitrators award legal fees and expenses of the prevailing party as part of any award. Except as otherwise specifically provided herein, the arbitration shall be conducted in accordance with the procedures of the American Arbitration Association. The decision of the arbitrators shall be made in writing and final and binding upon both of the parties. Judgment may be entered upon the final decision of the arbitrators in any court having jurisdiction. The arbitration will be conducted on a confidential basis, except to the extent otherwise required by Applicable Law, and no matters discussed or disclosed by any party at the arbitration, or any decision or award of the arbitrators, will be admitted into evidence or otherwise disclosed or used before any court or other legal, regulatory or administrative body, authority or forum for any purpose except as and to the extent necessary for entry of final judgment on the award of the arbitrators in any court having jurisdiction.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1.  Notices.   Any and all notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when (i) received by the receiving party if mailed by United States registered or certified mail, return receipt requested, (ii) received by the receiving party if mailed by United States overnight express mail, (iii) sent by facsimile or telecopy machine, followed by confirmation mailed by United States first-class mail or overnight express mail or (iv) delivered in person to the parties at the addresses set forth in the Master Agreement.

Section 9.2.  Confidentiality.   Each of the parties shall maintain the confidentiality of all information related to the Policies and all other information denominated as confidential by the other party provided to it in connection with this Agreement to the extent required by and subject to all of the terms and provisions of Section 11.7 of the Master Agreement.

Section 9.3.  Misunderstandings and Oversights.   If any failure to pay amounts due or to perform any other act required of either party under this Agreement is shown to be unintentional and caused by misunderstanding, oversight or clerical error, then this Agreement shall not be deemed in breach thereby, provided, that such failure is promptly corrected by the party that caused such failure, which correction restores the other party to the position it would have occupied (including provision for the time value of money) had the misunderstanding, oversight or clerical error not occurred.

Section 9.4.  Reinstatements.   If a Policy that was reduced, terminated, or lapsed is reinstated in a Permitted Transaction, the reinsurance for such Policy under this Agreement will be reinstated automatically to the amount that would have been in force if the Policy had not been reduced, terminated or lapsed.

Section 9.5.  Entire Agreement.   This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Agreement, and this Agreement, the Master Agreement, the Joinder Agreement and the Services Agreement, including the Schedules and Exhibits attached hereto and thereto, constitute the sole and entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, which are merged with and into this Agreement.

Section 9.6.  Waivers and Amendments.   Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof. Such waiver must be in writing and must be executed by an executive officer of such party. A waiver on one occasion will not be deemed to be a waiver of the same or any other term or condition on a future occasion. This Agreement may be modified or amended only by a writing duly executed by an executive officer of the Ceding Company and the Reinsurer, respectively.

Section 9.7.  No Third Party Beneficiaries.   The terms and provisions of this Agreement constitute an indemnity reinsurance agreement solely between the Ceding Company and the Reinsurer, and other than Ceding Company Indemnified Parties and Reinsurer Indemnified Parties, the terms and provisions of this Agreement are intended solely for the benefit of the parties hereto, the Ceding Company and the Reinsurer and their permitted successors and assigns, and it is not the intention of the parties to confer any rights as a third-party beneficiary to this Agreement upon any other person.

Section 9.8.  Binding Effect; No Assignment.   This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns and legal representatives, whether by merger, consolidation or otherwise. This Agreement shall not be assigned by any of the parties hereto without the prior written approval of the other party; provided, that nothing in this Section 9.8 shall be interpreted to prevent the retrocession by the Reinsurer of all or any portion of the Insurance Liabilities, but only after the delivery by the Reinsurer of prior written notice thereof to the Ceding Company.

Section 9.9.  Governing Law.   This Agreement will be governed by and construed in accordance with the laws of the state of domicile of the Ceding Company, without regard to its conflicts of law doctrine.

Section 9.10.  Counterparts.   This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Section 9.11.  Severability.   If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or if determined by a court of competent jurisdiction to be unenforceable, and if the rights or obligations of the Ceding Company or the Reinsurer under this Agreement will not be materially and adversely affected thereby, such provision shall be fully severable, and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

Section 9.12.  Exhibits and Schedules.   Exhibits and Schedules attached hereto are hereby made a part of this Agreement.

Section 9.13.  Election Statement.   The parties hereby jointly make the election to determine specified policy acquisition expenses without regard to the general deductions limitation described in Internal Revenue Regulation 1.848-2(g)(8) (the “Regulation”) under Section 848 of the Code. This Section 9.13 shall constitute the Election Statement specified in the Regulation and this Election Statement shall be construed in accordance with all of the requirements of such Regulation regarding such election, including, without limitation, the election statement and Tax return reporting requirements of Regulation Sections 1.848-2(g)(8)(ii) and 1.848-2(g)(8)(iii). Pursuant to this Election Statement, the parties agree as follows:

(a)                                  to exchange information each and every year for which this Agreement is in effect pertaining to the amount of “net consideration” under this Agreement as that term is used in the Regulation. In order to effect this information exchange, the parties agree that:

(i)                                     the Ceding Company shall submit its calculation of the “net consideration” for purposes of that Regulation to the Reinsurer not later than May 1 st for each and every taxable year for which this Agreement is in effect;

(ii)                                  the Reinsurer may challenge such calculation within ten (10) Business Days of its receipt of the Ceding Company’s calculation;

(iii)                               should the Reinsurer challenge the Ceding Company’s calculation of the “net consideration” and the parties be unable to agree as to the appropriate methodology to determine the “net consideration” for purposes of the Regulation, the parties shall refer such dispute to an outside tax consultant unrelated to either of the parties, in lieu of the arbitration provisions of this Agreement, and if the parties cannot agree on a tax consultant, the tax consultant shall be Deloitte & Touche LLP, and the parties agree to be bound by the decision of such tax consultant;

(b)                                 that the party with net positive consideration with respect to this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848 (c)(1) of the Code; and

(c)                                  that the first taxable year for which this Election Statement shall be effective is taxable year 2009.

Section 9.14.  Additional Tax Provisions.   The parties each agree to attach a schedule to their federal income Tax returns that identifies this Agreement as a reinsurance agreement for which the Election Statement in Section 9.13 has been made. This schedule shall be attached to each of the parties’ federal income Tax returns filed for the first taxable year of each party ending after the Election Statement becomes effective.

Section 9.15.  Set Off.   Any debts or credits between the Ceding Company and the Reinsurer under this Agreement only are deemed mutual debts and credits, as the case may be, and the Ceding Company and the Reinsurer shall have, and may exercise at any time and from time to time, the right to net or offset any such debts or credits under this Agreement only and only the balance shall be allowed or paid hereunder. This right of netting and offset shall not be affected or diminished because of insolvency of either party to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective this 24th day of April, 2009.

THE PYRAMID LIFE INSURANCE COMPANY

By:	/s/ Gary W. Bryant
Name:	Gary W. Bryant
Title:	President & CEO

COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY

By:	/s/ Michael Reardon
Name:	Michael Reardon
Title:	President

Indemnity Reinsurance Agreement Signature Page

Schedule 3.1

SETTLEMENT AMOUNT

Statutory Reserves and Liabilities(1)	$55,477,418

- Due and deferred premiums(2)	$2,504,227

- Policy loans outstanding(2) (net of accrued and unearned interest)	$1,695,919

- Closing Date Ceding Commission(3)	$15,944,601

+ Portion of Closing Fee(4)	$461,706

= Settlement Amount(5)	$35,794,377

+ Accrued Interest(6)	$115,017

= Total Payment	$35,909,395

(1) Will equal amount on Exhibit A.

(2) On the Policies as of the Coinsurance Effective Date.

(3) Will equal amount determined pursuant to Section 2.2 in the Master Agreement.

(4) Will equal amount set forth in respect thereof on Schedule H to the Amendment.

(5) Interest Maintenance Reserve impact relating to the Transferred Assets transferred on the Closing Date and the Final Settlement Date shall be the amount of zero dollars ($0.00).

(6) Determined pursuant to Section 2.1 in the Master Agreement.

3.1-1

Schedule 4.6

PAYMENTS RELATING TO COMMISSIONS

4.6-1

PYRAMID LIFE COMMISSIONS

Expressed as percentage of premium.

			Policy Year
LOB	Plan	IA	1	2	3	4	5	6	7	8	9	10	11	12+
Annuity	CA3	0-75	2.2%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
		76+	2.15%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
	CA5	0-75	3.95%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
		76-80	3.45%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
		81+	2.95%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
	CA7	0-75	5.45%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
		76-80	4.65%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
		81+	3.95%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
	FPDA5	60+	6.0%	4.0%	4.0%	4.0%	4.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Senior Life	PSR	All	93.3%	15.5%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	3.0%	3.0%
	RPU80	All	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Traditional	ETI	All	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
	L31	All	93.3%	15.5%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	3.0%	3.0%
	L54B1	All	93.3%	15.5%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	3.0%	3.0%
	L54B2	All	93.3%	15.5%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	3.0%	3.0%
	L54B3	All	93.3%	15.5%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	3.0%	3.0%
	L54B4	All	93.3%	15.5%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	3.0%	3.0%
	L70	All	93.3%	15.5%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	3.0%	3.0%
	L78	All	100%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%
	RPU41	All	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
	RPU58	All	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
	RPU80	All	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
	RPUAE	All	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
	SIWL	All	93.3%	15.5%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	3.0%	3.0%
	T4039	0-44	82.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	3.0%	3.0%
		45-54	84.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	3.0%	3.0%
		55-64	86.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	3.0%	3.0%
		65+	88.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	3.0%	3.0%
	T4061	0-44	82.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	3.0%	3.0%
		45-54	84.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	3.0%	3.0%
		55-64	86.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	3.0%	3.0%
		65+	88.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	3.0%	3.0%
	T50	All	68.3%	10.5%	10.5%	10.5%	10.5%	10.5%	10.5%	10.5%	10.5%	10.5%	5.0%	3.0%
Universal Life	AE05*	0-79	35.0%	5.0%	5.0%	5.0%	5.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
		80-84	30.0%	5.0%	5.0%	5.0%	5.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
		85+	25.0%	5.0%	5.0%	5.0%	5.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
	AE10*	0-79	35.0%	5.0%	5.0%	5.0%	5.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
		80-84	30.0%	5.0%	5.0%	5.0%	5.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
		85+	25.0%	5.0%	5.0%	5.0%	5.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
	AESP*	0-79	35.0%	5.0%	5.0%	5.0%	5.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
		80-84	30.0%	5.0%	5.0%	5.0%	5.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

	85+	25.0%	5.0%	5.0%	5.0%	5.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
AEWL*	0-79	35.0%	5.0%	5.0%	5.0%	5.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
	80-84	30.0%	5.0%	5.0%	5.0%	5.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
	85+	25.0%	5.0%	5.0%	5.0%	5.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
L60A	All	99.5%	9.5%	9.5%	9.5%	9.5%	9.5%	9.5%	9.5%	9.5%	9.5%	6.0%	6.0%
	Excess	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%
L60B	All	99.5%	9.5%	9.5%	9.5%	9.5%	9.5%	9.5%	9.5%	9.5%	9.5%	6.0%	6.0%
	Excess	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%

*Apply to both target and excess premium.

Schedule 4.9

MONTHLY SETTLEMENT REPORTS

4.9-1

Commonwealth Annuity and Life Insurance Company (Reinsurer)

Sch 4.9 - Monthly Reinsurance Settlement Statemen

For the Month Ending

Jan-09

Pre - Transition Date

(TRAD)
		COMB LOB		(TRAD) Whole		(TRAD) Term		Universal		(SR) Senior				(AE & AEII)		(Grp) Group
		TOTALS		Life		Life		Life/ISWL		Life		(GR) GRL Life		Asset Enhancer		Life		(ANN) Annuity
		Total		Total		Total		Total		Total		Total		Total		Total		Total
Collected Premiums
A	FY Premium Collected:			—		—		—		—		—		—		—		—
B	RNL Premium Collected	—		—		—		—		—		—		—		—		—
C	Total Collected Premium (with waiver) (A+B	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

Plus Assumed Reinsurance Premium
D	FY Premium Collected:	—		—		—		—		—		—		—		—		—
E	RNL Premium Collected	—		—		—		—		—		—		—		—		—
F	Total Collected Assumed Reinsurance Premium (D+E	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

Less Inuring Reinsurance Premium
G	FY Premium Collected:			—
H	RNL Premium Collected
I	Total Inuring Reinsurance Premium (G+H	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

J	Net Total Premium (C+F-I)	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

Policy Benefits
K	Death Claims (including any interest)	—		—		—		—		—		—		—		—		—
L	Surrenders Paid	—		—		—		—		—		—		—		—		—
M	Waiver of Premium Benefits	—		—		—		—		—		—		—		—		—
N	Claim Exp: Investigation Fees / Medical Record Fees	—		—		—		—		—		—		—		—		—
O	Total Policy Benefits Paid ( K + L+M+N)	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

Plus Assumed Reinsurance Policy Benefits
P	Death Claims (including any interest)	—		—		—		—		—		—		—		—		—
Q	Surrenders Paid	—		—		—		—		—		—		—		—		—
R	Waiver of Premium Benefits	—		—		—		—		—		—		—		—		—
S	Claim Exp: Investigation Fees / Medical Record Fees	—		—		—		—		—		—		—		—		—
T	Total Assumed Reinsurance Policy Benefits Paid (P+Q+R+S	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

Less Inuring Reinsurance Policy Benefits
U	Death Claims (including any interest)	—		—		—		—		—		—		—		—		—
V	Surrenders Paid	—		—		—		—		—		—		—		—		—
W	Waiver of Premium Benefits	—		—		—		—		—		—		—		—		—
X	Claim Exp: Investigation Fees / Medical Record Fees	—		—		—		—		—		—		—		—		—
Y	Total Inuring Reinsurance Policy Benefits Paid, Payable or Provide (U+V+W+X)	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

Z	Net Total Policy Benfits (O+T-Y	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

Less Payments Relating to Commission (per schedule 4.6
AA	FY Commissions			—		—		—		—		—		—		—		—
AB	RNL Commissions	—		—		—		—		—		—		—		—		—
AC	Total Payments Relating to Commission (AA+AB	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

Plus Inuring Reinsurance Allowance Payments
AD	FY Reins Allowance—Comm & Exp Allowances			—		—		—		—		—		—		—		—
AE	Single Reins Allowance—Comm & Exp Allowances	—		—		—		—		—		—		—		—		—
AF	RNL Reins Allowance—Comm & Exp Allowances	—		—		—		—		—		—		—		—		—
AG	Renewal Reins Allowance—Comm & Exp Allowances Paid, Payable or Provide (AD+AE+AF)	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

Less Policy Servicing Fee
	Number of days in month	—
	# Policies Inforce Begining of Month	—
AH	Policy Servicing Fee per Sched 2.3 of ASA (41*Days in Month/365)	—		—		—		—		—		—		—		—		—

Less Premium Tax
AI	Premium Taxes ( 2.5% Direct Collected Prem)	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

Plus Uncollectible Reinsurance Recoverables (Assumed or Inuring
AJ	Plus Change in Reinsurance Recoverables Not Admitted**			—

AK	Net Due to (from) Commonwealth (J - Z - AC +AG-AH-AI+AJ	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

*	For purposes of this calculation, the Inuring Reinsurance shall mean "Reinsurance Coverage" (as defined in the coinsurance agreement)
**

Reinsurance recoverables (including reinsurance allowances) due greater than 90 days are not admitted; for purposes of calculation, months change due to new not admitted or receipt of payment previously not admitted

Commonwealth Annuity and Life Insurance Company (Reinsurer)

Sch 4.9 - Monthly Reinsurance Settlement Statement

For the Month Ending:

Jan-09

Post - Transition Date

(TRAD)
		COMB LOB		(TRAD) Whole		(TRAD) Term		Universal						(AE & AEII)		(Grp) Group
		TOTALS		Life		Life		Life/ISWL		(SR) Senior Life		(GR) GRL Life		Asset Enhancer		Life		(ANN) Annuity
		Total		Total		Total		Total		Total		Total		Total		Total		Total
Collected Premiums
A	FY Premium Collected:	—		—		—		—		—		—		—		—		—
B	RNL Premium Collected	—		—		—		—		—		—		—		—		—
C	Total Collected Premium (with waiver) (A+B)	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

Plus Assumed Reinsurance Premium
D	FY Premium Collected:	—		—		—		—		—		—		—		—		—
E	RNL Premium Collected	—		—		—		—		—		—		—		—		—
F	Total Collected Assumed Reinsurance Premium (D+E)	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

Less Inuring Reinsurance Premium
G	FY Premium Collected:
H	RNL Premium Collected
I	Total Inuring Reinsurance Premium (G+H)	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

J	Net Total Premium (C+F-I)	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

Policy Benefits
K	Death Claims (including any interest)	—		—		—		—		—		—		—		—		—
L	Surrenders Paid	—		—		—		—		—		—		—		—		—
M	Waiver of Premium Benefits	—		—		—		—		—		—		—		—		—
N	Claim Exp: Investigation Fees / Medical Record Fees	—		—		—		—		—		—		—		—		—
O	Total Policy Benefits Paid (K + L+M+N)	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

Plus Assumed Reinsurance Policy Benefits
P	Death Claims (including any interest)	—		—		—		—		—		—		—		—		—
Q	Surrenders Paid	—		—		—		—		—		—		—		—		—
R	Waiver of Premium Benefits	—		—		—		—		—		—		—		—		—
S	Claim Exp: Investigation Fees / Medical Record Fees	—		—		—		—		—		—		—		—		—
T	Total Assumed Reinsurance Policy Benefits Paid (P+Q+R+S)	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

Less Inuring Reinsurance Policy Benefits *
U	Death Claims (including any interest)	—		—		—		—		—		—		—		—		—
V	Surrenders Paid	—		—		—		—		—		—		—		—		—
W	Waiver of Premium Benefits	—		—		—		—		—		—		—		—		—
X	Claim Exp: Investigation Fees / Medical Record Fees	—		—		—		—		—		—		—		—		—
Y	Total Inuring Reinsurance Policy Benefits Paid, Payable or Provided (U+V+W+X)	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

Z	Net Total Policy Benfits (O+T-Y)	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

Less Payments Relating to Commission (per schedule 4.6)
AA	FY Commissions	—		—		—		—		—		—		—		—		—
AB	RNL Commissions	—		—		—		—		—		—		—		—		—
AC	Total Payments Relating to Commission (AA+AB)	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

Plus Inuring Reinsurance Allowance Payments*
AD	FY Reins Allowance—Comm & Exp Allowances	—		—		—		—		—		—		—		—		—
AE	Single Reins Allowance—Comm & Exp Allowances	—		—		—		—		—		—		—		—		—
AF	RNL Reins Allowance—Comm & Exp Allowances	—		—		—		—		—		—		—		—		—
AG	Renewal Reins Allowance—Comm & Exp Allowances Paid, Payable or Provided (AD+AE+AF)	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

Less Premium Tax
AH	Premium Taxes ( 2.5% Direct Collected Prem)	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

Plus Uncollectible Reinsurance Recoverables (Assumed or Inuring)
AI	Plus Change in Reinsurance Recoverables Not Admitted** (pos is incr NotAdmit)	—		—		—		—		—		—		—		—		—

AJ	Net Due to (from) Universal American ( AC+AH-AI) (positive to UA)	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

*	For purposes of this calculation, the Inuring Reinsurance shall mean "Reinsurance Coverage" (as defined in the coinsurance agreement)
**

Reinsurance recoverables (including reinsurance allowances) due greater than 90 days are not admitted; for purposes of calculation, months change due to new not admitted or receipt of payment previously not admitted

Post - Transition Date

		COMB				(TRAD)
		LOB	(TRAD)		(TRAD)	Universal		(SR)
		TOTALS	Whole Life		Term Life	Life/ISWL		Senior Life
		Total	Total	REALIC	Total	Total	REALIC	Total
Less Inuring Reinsurance Allowance
X	FY Rein Allow - Comm/Exp	—	—	—	—	—	—	—
Y	FY Ren Allow - App/Pol Fee	—	—	—	—	—	—	—
Z	FY Rein Allow - Per Pol Isd NB	—	—	—	—	—	—	—
AA	FY Rein Allow - Per Rid Isd NB	—	—	—	—	—	—	—
AB	FY Rein Allow - Per Tel Interv	—	—	—	—	—	—	—
AC	FY Rein Allow - Per 1K issued	—	—	—	—	—	—	—
AD	FY Rein Allow -% Prm NB	—	—	—	—	—	—	—
AE	FY Rein Allow -% Prm MKTG	—	—	—	—	—	—	—
AF	FY Rein Allow -% Prm Prem Tax	—	—	—	—	—	—	—
AG	FY Rein Allow -% Prm Netwk Fee	—	—	—	—	—	—	—
AH	FY Rein Allow -% Prm Maint	—	—	—	—	—	—	—
AI	FY Rein Allow -% Prm Care Advi	—	—	—	—	—	—	—
AJ	FY Rein Allow -% Clm Pd Admin	—	—	—	—	—	—	—
AK	FY Rein Allow - Per Pol Inf	—	—	—	—	—	—	—
AL	SGL Rein Allow - Comm/Exp	—	—	—	—	—	—	—
AM	SGL Rein Allow - App'Pol Fee	—	—	—	—	—	—	—
AN	SGL Rein Allow - Per Pol Issd	—	—	—	—	—	—	—
AO	SGL Rein Allow - Per Rid Issd	—	—	—	—	—	—	—
AP	SGL Rein Allow -% Prm NB	—	—	—	—	—	—	—
AQ	SGL Rein Allow -% Prm MKTG	—	—	—	—	—	—	—
AR	SGL Rein Allow - Prm Prm Tax	—	—	—	—	—	—	—
AS	SGL Rein Allow -% Prm Maint	—	—	—	—	—	—	—
AT	SGL Rein Allow -% Clm Pd Adm	—	—	—	—	—	—	—
AU	SGL Rein Allow - Per Pol Inf	—	—	—	—	—	—	—
AV	RNL Rein Allow - Comm/Exp	—	—	—	—	—	—	—
AW	RNL Rein Allow - Per 1K Inf	—	—	—	—	—	—	—
AX	RNL Rein Allow -% Prm Prm Tax	—	—	—	—	—	—	—
AY	RNL Rein Allow -% Prm Ntwk Fee	—	—	—	—	—	—	—
AZ	RNL Rein Allow -% Prm Maint	—	—	—	—	—	—	—
BA	RNL Rein Allow -% Prm Care Adv	—	—	—	—	—	—	—
BB	RNL Rein Allow -% Clm Pd Admin	—	—	—	—	—	—	—
BC	RNL Rein Allow - Per Pol Inf	—	—	—	—	—	—	—
BD	RNL Rein Allow - DAC Tax	—	—	—	—	—	—	—
BE	Disabilitiy Income	—	—	—	—	—	—	—
BF	Comm/Exp Allow Reins Assmd-FY	—	—	—	—	—	—	—
BG	Comm/Exp Allow Reins Assmd-Sgl	—	—	—	—	—	—	—
BH	Comm/Exp Allow Reins Assmd-Ren	—	—	—	—	—	—	—
BI	Exp Allow - Acquisition	—	—	—	—	—	—	—
BJ	Exp Allow - Marketing	—	—	—	—	—	—	—
BK	Exp Allow - Maintenance	—	—	—	—	—	—	—
BL	Prem Tax Allow Assmd - 1Yr	—	—	—	—	—	—	—
BM	Prem Tax Allow Assmd - Rnl	—	—	—	—	—	—	—
BN	Total Ceding Commission ( Sum (X : BM) )	—	—		—	—		—

(AE &
AEII)
			(GR) GRL	Asset		(Grp)	(ANN)
			Life	Enhancer		Group Life	Annuity	50%
		REALIC	Total	Total	REALIC	Total	Total	REALIC
Less Inuring Reinsurance Allowance
X	FY Rein Allow - Comm/Exp	—	—	—	—	—	—
Y	FY Ren Allow - App/Pol Fee	—	—	—	—	—	—
Z	FY Rein Allow - Per Pol Isd NB	—	—	—	—	—	—
AA	FY Rein Allow - Per Rid Isd NB	—	—	—	—	—	—
AB	FY Rein Allow - Per Tel Interv	—	—	—	—	—	—
AC	FY Rein Allow - Per 1K issued	—	—	—	—	—	—
AD	FY Rein Allow -% Prm NB	—	—	—	—	—	—
AE	FY Rein Allow -% Prm MKTG	—	—	—	—	—	—
AF	FY Rein Allow -% Prm Prem Tax	—	—	—	—	—	—
AG	FY Rein Allow -% Prm Netwk Fee	—	—	—	—	—	—
AH	FY Rein Allow -% Prm Maint	—	—	—	—	—	—
AI	FY Rein Allow -% Prm Care Advi	—	—	—	—	—	—
AJ	FY Rein Allow -% Clm Pd Admin	—	—	—	—	—	—
AK	FY Rein Allow - Per Pol Inf	—	—	—	—	—	—
AL	SGL Rein Allow - Comm/Exp	—	—	—	—	—	—
AM	SGL Rein Allow - App'Pol Fee	—	—	—	—	—	—
AN	SGL Rein Allow - Per Pol Issd	—	—	—	—	—	—
AO	SGL Rein Allow - Per Rid Issd	—	—	—	—	—	—
AP	SGL Rein Allow -% Prm NB	—	—	—	—	—	—
AQ	SGL Rein Allow -% Prm MKTG	—	—	—	—	—	—
AR	SGL Rein Allow - Prm Prm Tax	—	—	—	—	—	—
AS	SGL Rein Allow -% Prm Maint	—	—	—	—	—	—
AT	SGL Rein Allow -% Clm Pd Adm	—	—	—	—	—	—
AU	SGL Rein Allow - Per Pol Inf	—	—	—	—	—	—
AV	RNL Rein Allow - Comm/Exp	—	—	—	—	—	—
AW	RNL Rein Allow - Per 1K Inf	—	—	—	—	—	—
AX	RNL Rein Allow -% Prm Prm Tax	—	—	—	—	—	—
AY	RNL Rein Allow -% Prm Ntwk Fee	—	—	—	—	—	—
AZ	RNL Rein Allow -% Prm Maint	—	—	—	—	—	—
BA	RNL Rein Allow -% Prm Care Adv	—	—	—	—	—	—
BB	RNL Rein Allow -% Clm Pd Admin	—	—	—	—	—	—
BC	RNL Rein Allow - Per Pol Inf	—	—	—	—	—	—
BD	RNL Rein Allow - DAC Tax	—	—	—	—	—	—
BE	Disabilitiy Income	—	—	—	—	—	—
BF	Comm/Exp Allow Reins Assmd-FY	—	—	—	—	—	—
BG	Comm/Exp Allow Reins Assmd-Sgl	—	—	—	—	—	—
BH	Comm/Exp Allow Reins Assmd-Ren	—	—	—	—	—	—
BI	Exp Allow - Acquisition	—	—	—	—	—	—
BJ	Exp Allow - Marketing	—	—	—	—	—	—
BK	Exp Allow - Maintenance	—	—	—	—	—	—
BL	Prem Tax Allow Assmd - 1Yr	—	—	—	—	—	—
BM	Prem Tax Allow Assmd - Rnl	—	—	—	—	—	—
BN	Total Ceding Commission ( Sum (X : BM) )		—	—		—	—

Exhibit A

POLICY FORMS AND PLAN CODES, SUM OF ALL RESERVE ITEMS

A-1

Pyramid Life (as of 12/31/2008)

5A

Company	Plan Code		Amount Inforce	Stat Reserve	Deficiency Reserve	Deficiency + Stat Reserve	Count	Type	Wilton Coverage
024	024AA0221	XN	3,550,563	43,522	—	43,522	47	Traditional
024	024AA0222	XN	3,925,517	50,482	—	50,482	63	Traditional
024	024AA0231	XN	4,965,332	30,144	—	30,144	90	Traditional
024	024AA0232	XN	22,227,818	139,110	—	139,110	648	Traditional
024	024AA0711	XN	40,000	343	—	343	1	Traditional
024	024AA0811	XN	200,000	1,760	—	1,760	4	Traditional
024	024AA0911	XN	712,500	8,020	—	8,020	7	Traditional
024	024BA0511	XN	55,000	534	—	534	3	Traditional
024	024BA0521	XN	10,000	227	—	227	2	Traditional
024	024BB1111	XN	80,000	2,074	—	2,074	4	Traditional
024	024BD1111	XN	17,648,447	86,417	—	86,417	283	Traditional
024	024BD1112	XN	26,531,999	149,109	—	149,109	212	Traditional
024	024BD1113	XN	30,640,000	110,591	—	110,591	86	Traditional
024	024BD1121	XN	9,437,911	114,135	—	114,135	90	Traditional
024	024BD1131	XN	14,493,120	183,560	—	183,560	129	Traditional
024	024DE5311	XN	112,000	661	—	661	3	Traditional
024	024DE5411	XN	210,000	857	—	857	4	Traditional
024	024DE5511	XN	50,000	218	—	218	1	Traditional
024	024DJ6411	XN	85,000	1,469	—	1,469	4	Traditional
024	024EA6211	XN	1,000	1,367	—	1,367	1	Traditional
024	024EA6311	XN	37,338	51,589	—	51,589	6	Traditional
024	024EA6411	XN	22,157	23,263	—	23,263	2	Traditional
024	024EA6911	XN	25,000	32,761	—	32,761	3	Traditional
024	024EB9811	XN	1,504	97	—	97	4	Traditional
024	024EB9821	XN	6,808	4,651	—	4,651	4	Traditional
024	024EC6011	XN	7,000	5,944	—	5,944	7	Traditional
024	024EC6012	XN	3,000	2,645	—	2,645	2	Traditional
024	024EC6021	XN	5,000	2,405	—	2,405	1	Traditional
024	024EC6521	XN	1,000	901	—	901	1	Traditional
024	024EC6531	XN	4,000	3,360	—	3,360	5	Traditional
024	024EC6551	XN	59,000	40,741	—	40,741	7	Traditional
024	024EC8011	XN	78,000	36,976	—	36,976	4	Traditional
024	024EC8511	XN	13,500	11,273	—	11,273	17	Traditional
024	024EC8521	XN	3,000	2,834	—	2,834	3	Traditional
024	024EC8531	XN	69,087	55,229	—	55,229	33	Traditional
024	024EC8541	XN	1,000	731	—	731	1	Traditional
024	024EC9611	XN	597	465	—	465	1	Traditional
024	024EC9821	XN	1,727	247	—	247	3	Traditional
024	024EC9831	XN	97	63	—	63	1	Traditional
024	024EK6811	XN	6,000	4,379	—	4,379	8	Traditional
024	024EL8311	XN	427,500	351,294	—	351,294	42	Traditional
024	024EL8411	XN	405,000	263,069	—	263,069	41	Traditional
024	024EM9011	XN	4,861	2,413	—	2,413	4	Traditional
024	024EN9821	XN	266,128	213,249	—	213,249	230	Traditional
024	024EN9841	XN	11,560	9,959	—	9,959	5	Traditional
024	024EO9911	XN	19	17	—	17	1	Traditional
024	024EO9921	XN	7,050	5,166	—	5,166	8	Traditional
024	024EO9931	XN	83,896	60,448	—	60,448	75	Traditional
024	024EO9941	XN	295,263	218,234	—	218,234	67	Traditional
024	024EO9951	XN	27,660	25,035	—	25,035	6	Traditional
024	024HA9711	XN	4,304	2,582	—	2,582	6	Traditional
024	024HA9721	XN	34,941	11,026	—	11,026	30	Traditional
024	024HA9731	XN	2,743	228	—	228	3	Traditional
024	024HA9741	XN	27,660	703	—	703	2	Traditional
024	024HA9751	XN	859,440	93,955	—	93,955	199	Traditional
024	024HA9761	XN	134,250	32,887	—	32,887	17	Traditional
024	024HA9771	XN	40,000	1,662	—	1,662	8	Traditional
024	024HB9711	XN	136,702	15,552	—	15,552	11	Traditional
024	024HC9731	XN	5,000	—	—	—	1	Traditional
024	024HEC601	XN	7,352	864	—	864	8	Traditional
024	024HEC651	XN	18,357	3,066	—	3,066	2	Traditional
024	024HEC851	XN	9,943	4,597	—	4,597	10	Traditional
024	024HEK681	XN	1,200	780	—	780	1	Traditional
024	024HEL831	XN	84,277	12,017	—	12,017	9	Traditional
024	024HEL841	XN	35,130	6,216	—	6,216	5	Traditional
024	024HJ9781	XN	22,950	7,734	—	7,734	4	Traditional
024	024HJB441	XN	6,000	1,967	—	1,967	1	Traditional
024	024HMA441	XN	22,000	1,118	—	1,118	3	Traditional
024	024HMB441	XN	1,500	2,860	—	2,860	1	Traditional
024	024HWB011	XN	183,771	53,789	—	53,789	24	Traditional
024	024HWB111	XN	155,420	37,387	—	37,387	17	Traditional
024	024HWB161	XN	35,000	9,751	—	9,751	1	Traditional
024	024HWC021	XN	7,888	4,984	—	4,984	2	Traditional
024	024HWD011	XN	2,500	1,544	—	1,544	1	Traditional
024	024HWD021	XN	7,064	3,394	—	3,394	2	Traditional
024	024HWD031	XN	54,475	2,098	—	2,098	7	Traditional
024	024HWD051	XN	30,566	763	—	763	2	Traditional
024	024HWJ361	XN	28,463	11,444	—	11,444	5	Traditional
024	024HWJ371	XN	19,776	7,800	—	7,800	4	Traditional
024	024HWQ651	XN	624	292	—	292	1	Traditional
024	024HWQ671	XN	13,857	834	—	834	3	Traditional
024	024HWQ801	XN	293,636	83,885	—	83,885	66	Traditional
024	024JB4411	XN	644,300	390,076	—	390,076	43	Traditional
024	024JC4511	XN	111,000	97,617	—	97,617	6	Traditional
024	024JD4611	XN	90,400	73,361	—	73,361	5	Traditional
024	024LD9711	XN	5,000	14	—	14	1	Traditional
024	024LD9721	XN	20,000	77	—	77	3	Traditional
024	024MA0111	XN	360,000	46,396	—	46,396	36	Traditional
024	024MA4411	XN	1,285,667	212,832	—	212,832	167	Traditional
024	024MA4611	XN	13,400	2,863	—	2,863	1	Traditional
024	024MB0611	XN	320,500	181,488	—	181,488	37	Traditional
024	024MB4411	XN	318,800	208,963	—	208,963	29	Traditional
024	024MC0611	XN	428,000	196,860	—	196,860	64	Traditional
024	024MC0721	XN	43,000	23,769	—	23,769	11	Traditional
024	024MC0811	XN	1,180,000	183,002	—	183,002	236	Traditional
024	024ME0611	XN	571,500	194,933	—	194,933	156	Traditional
024	024ME0621	XN	147,500	70,778	—	70,778	30	Traditional
024	024ME0631	XN	248,500	112,772	—	112,772	65	Traditional
024	024MF0711	XN	8,000	2,276	—	2,276	1	Traditional
024	024ML4911	XN	7,743,834	131,855	50,300	182,155	857	Traditional	Wilton
024	024MN4311	XN	30,000	31,041	—	31,041	2	Traditional
024	024MN4511	XN	15,500	15,828	—	15,828	2	Traditional
024	024MN4611	XN	35,000	23,557	—	23,557	1	Traditional
024	024MP6111	XN	1,000	424	—	424	1	Traditional
024	024MP6121	XN	1,000	424	—	424	1	Traditional
024	024MP6611	XN	5,000	1,969	—	1,969	1	Traditional
024	024PA0151	XN	385,130	58,393	—	58,393	58	Traditional
024	024PB9631	XN	6,440	5,038	—	5,038	11	Traditional
024	024PB9641	XN	134,239	82,527	—	82,527	24	Traditional
024	024PB9911	XN	112,360	70,965	—	70,965	117	Traditional
024	024PB9921	XN	35,022	27,113	—	27,113	34	Traditional
024	024PB9931	XN	79,103	46,852	—	46,852	65	Traditional
024	024PB9941	XN	9,000	3,543	—	3,543	1	Traditional
024	024PC9911	XN	370	282	—	282	2	Traditional
024	024PCT1L1	XN	112,006	51,997	—	51,997	6	Traditional

024	024PEC601	XN	3,341	2,762	—	2,762	4	Traditional
024	024PJ9911	XN	1,000	1,000	—	1,000	1	Traditional
024	024PJ9921	XN	29,201	22,698	—	22,698	14	Traditional
024	024PMA011	XN	6,630	2,500	—	2,500	5	Traditional
024	024PMA441	XN	1,839	323	—	323	1	Traditional
024	024PMB061	XN	13,800	8,725	—	8,725	2	Traditional
024	024PMC061	XN	40,501	27,783	—	27,783	11	Traditional
024	024PMC071	XN	1,452	990	—	990	1	Traditional
024	024PMC081	XN	73,711	5,791	—	5,791	57	Traditional
024	024PME061	XN	56,064	41,822	—	41,822	29	Traditional
024	024PML491	XN	1,433	1,007	—	1,007	11	Traditional	Wilton
024	024PQ9911	XN	94,639	78,683	—	78,683	87	Traditional
024	024PQ9921	XN	874,354	617,768	—	617,768	684	Traditional
024	024PQ9931	XN	230,708	165,261	—	165,261	185	Traditional
024	024PQ9941	XN	48,159	34,965	—	34,965	57	Traditional
024	024PQ9951	XN	25,502	20,434	—	20,434	12	Traditional
024	024PR9911	XN	113,953	70,926	—	70,926	28	Traditional
024	024PR9921	XN	186,407	133,261	—	133,261	28	Traditional
024	024PWB011	XN	7,820	5,063	—	5,063	1	Traditional
024	024PWB081	XN	34,575	9,713	—	9,713	23	Traditional
024	024PWB121	XN	64,350	28,082	—	28,082	2	Traditional
024	024PWB311	XN	23,905	6,199	—	6,199	4	Traditional
024	024PWC021	XN	1,662	272	—	272	1	Traditional
024	024PWG081	XN	282,096	136,074	—	136,074	142	Traditional
024	024PWI021	XN	22,750	19,626	—	19,626	2	Traditional
024	024PWJ371	XN	4,150	3,315	—	3,315	1	Traditional
024	024PWL491	XN	69,721	44,102	—	44,102	70	Traditional
024	024PWO481	XN	165,109	106,390	—	106,390	165	Traditional
024	024PWO482	XN	51,113	32,664	—	32,664	51	Traditional
024	024PWO483	XN	32,374	20,899	—	20,899	35	Traditional
024	024PWO484	XN	120	65	—	65	1	Traditional
024	024PWO491	XN	687	485	—	485	6	Traditional	Wilton
024	024PWO492	XN	109	84	—	84	2	Traditional	Wilton
024	024PWQ651	XN	28,360	16,280	—	16,280	12	Traditional
024	024PWQ801	XN	34,383	25,133	—	25,133	6	Traditional
024	024R5C011	XN	63,499	122	—	122	2	Traditional
024	024R5C021	XN	175,000	466	—	466	3	Traditional
024	024R5C541	XN	51,956	51	—	51	1	Traditional
024	024R5CL11	XN	55,922	743	—	743	2	Traditional
024	024R5CL20	XN	50,000	485	—	485	1	Traditional
024	024R5CL21	XN	100,000	229	—	229	1	Traditional
024	024R5T111	XN	174,221	—	—	—	3	Traditional
024	024R5T121	XN	211,755	25	—	25	4	Traditional
024	024RC8810	XN	2,000	1	—	1	2	Traditional
024	024RC8811	XN	2,920,000	862	—	862	345	Traditional
024	024RC8821	XN	53,000	17	—	17	11	Traditional
024	024RC8831	XN	247,400	—	—	—	28	Traditional
024	024RC8841	XN	112,000	336	—	336	7	Traditional
024	024RCCL11	XN	10,000	6	—	6	1	Traditional
024	024RCU881	XN	2,221,000	6,663	—	6,663	125	Traditional
024	024RF8911	XN	60,000	198	—	198	5	Traditional
024	024RF8921	XN	26,000	99	—	99	5	Traditional
024	024RF8931	XN	303,204	4,098	—	4,098	30	Traditional
024	024RF8941	XN	52,400	385	—	385	10	Traditional
024	024RI7211	XN	706,000	—	—	—	22	Traditional
024	024RL1111	XN	3,758,000	5,557	—	5,557	88	Traditional
024	024RL6811	XN	56,000	917	—	917	10	Traditional
024	024RM8811	XN	709,002	21,096	—	21,096	9	Traditional
024	024RS8511	XN	6,207,197	—	—	—	176	Traditional
024	024RSU011	XN	445,000	—	—	—	17	Traditional
024	024WA0121	XN	500	490	—	490	1	Traditional
024	024WA0141	XN	508,000	369,790	—	369,790	65	Traditional
024	024WA0151	XN	5,000	3,764	—	3,764	1	Traditional
024	024WB0111	XN	721,447	410,522	—	410,522	153	Traditional
024	024WB0121	XN	1,033,211	479,173	—	479,173	100	Traditional
024	024WB0131	XN	310,000	127,422	—	127,422	12	Traditional
024	024WB0811	XN	53,008,000	771,872	—	771,872	1,642	Traditional
024	024WB1111	XN	1,708,812	757,565	10	757,575	160	Traditional
024	024WB1121	XN	872,983	381,524	3,182	384,706	59	Traditional
024	024WB1211	XN	227,514	95,350	—	95,350	4	Traditional
024	024WB1221	XN	500,000	229,973	—	229,973	10	Traditional
024	024WB1321	XN	750,000	353,710	—	353,710	6	Traditional
024	024WB1421	XN	250,000	173,625	—	173,625	1	Traditional
024	024WB1611	XN	10,000	6,435	—	6,435	1	Traditional
024	024WB1711	XN	100,000	36,916	—	36,916	1	Traditional
024	024WB3111	XN	106,000	40,592	—	40,592	6	Traditional
024	024WB3211	XN	50,000	6,628	—	6,628	1	Traditional
024	024WB3311	XN	100,000	29,171	—	29,171	1	Traditional
024	024WC0221	XN	332,500	251,549	—	251,549	65	Traditional
024	024WD0311	XN	52,500	6,646	—	6,646	10	Traditional
024	024WD0321	XN	30,000	18,781	—	18,781	6	Traditional
024	024WD0331	XN	13,000	4,619	—	4,619	11	Traditional
024	024WD0511	XN	6,000	1,724	—	1,724	4	Traditional
024	024WG0811	XN	8,944,878	1,721,489	—	1,721,489	939	Traditional
024	024WG0821	XN	800,000	244,472	—	244,472	74	Traditional
024	024WH2031	XN	5,000	3,695	—	3,695	1	Traditional
024	024WI0111	XN	125,000	93,761	—	93,761	5	Traditional
024	024WI0121	XN	582,200	367,085	—	367,085	22	Traditional
024	024WI2111	XN	25,000	16,381	—	16,381	1	Traditional
024	024WJ3611	XN	442,500	279,597	—	279,597	71	Traditional
024	024WJ3711	XN	390,000	246,194	—	246,194	71	Traditional
024	024WL4911	XN	5,182,578	741,726	10,126	751,853	672	Traditional
024	024WM4111	XN	11,500	6,024	—	6,024	3	Traditional
024	024WO4811	XN	28,069,072	4,252,130	380,439	4,632,569	3,388	Traditional
024	024WO4812	XN	8,216,765	1,252,000	29,260	1,281,260	1,095	Traditional
024	024WO4813	XN	7,535,100	1,050,625	32,954	1,083,578	939	Traditional
024	024WO4814	XN	79,500	7,587	314	7,901	13	Traditional
024	024WO4815	XN	80,000	6,091	602	6,693	10	Traditional
024	024WO4911	XN	28,529,529	642,572	602,027	1,244,599	2,489	Traditional	Wilton
024	024WO4912	XN	8,871,050	221,820	42,488	264,308	912	Traditional	Wilton
024	024WO4913	XN	9,323,934	190,381	32,098	222,479	895	Traditional	Wilton
024	024WQ6511	XN	7,000	5,183	—	5,183	5	Traditional
024	024WQ6521	XN	3,000	2,285	—	2,285	2	Traditional
024	024WQ6531	XN	396,925	235,794	—	235,794	54	Traditional
024	024WQ6711	XN	15,500	8,221	—	8,221	16	Traditional
024	024WQ7511	XN	3,000	2,433	—	2,433	3	Traditional
024	024WQ8021	XN	2,438,956	1,461,617	—	1,461,617	501	Traditional
024	024WQ9911	XN	656,459	567,801	—	567,801	664	Traditional
024	024WS9921	XN	1,843,774	1,071,540	—	1,071,540	628	Traditional

Total			348,307,540	26,311,545	1,183,799	27,495,345	23,246
Adjustments			—	(876)	—	—	—
			—	—	—	—	—
Total			348,307,540	26,310,669	1,183,799	27,495,345	23,246
			Match to Exh. 5 --->	26,310,669

Company	Plan Code		Amount Inforce	Stat Reserve	Deficiency Reserve	Deficiency +Stat Reserve	Count	Type
024	024CT0111	XN	439,398	44,232	4,885	49,116	10	UL
024	024CT01T1	XN	25,000	3,385	—	3,385	1	UL
024	024CT0J11	XN	50,000	2,489	—	2,489	2	UL
024	024CT5111	XN	81,956	42,507	1,061	43,568	2	UL
024	024CT51T1	XN	63,551	6,094	1,313	7,407	1	UL
024	024CT5J11	XN	25,000	2,869	—	2,869	1	UL
024	024CT5JT1	XN	25,000	1,210	34	1,244	1	UL
024	024CTL110	XN	300,000	10,408	2,283	12,691	5	UL
024	024CTL111	XN	526,822	25,052	967	26,018	10	UL
024	024CTLJ11	XN	525,000	4,646	—	4,646	17	UL
024	024TT1111	XN	705,329	408,641	—	408,641	13	UL
024	024UA0111	XN	8,627,893	1,373,278	—	1,373,278	153	UL
024	024UA0121	XN	19,794,743	1,388,984	498	1,389,481	492
024	024UA0121	XY	88,926,626	9,681,017	41,926	9,722,943	2,635	UL

Total			120,116,319	12,994,810	52,967	13,047,777	3,343
Adjustments			—	51,991	—	—	—
Total			120,116,319	13,046,801	52,967	13,047,777	3,343
			Match to Exh. 5 --->	13,046,801

5B

Company	Plan Code		Stat Reserve	Fund Value	Cash Value	Count	Type
024	024FA0711	XN	227,427	227,427	227,427	15	DEF ANNUITY
024	024FA0712	XN	114,030	114,030	114,030	10	DEF ANNUITY
024	024FA08N1	XN	802,651	835,980	778,495	26	DEF ANNUITY
024	024FA09Q1	XN	36,777	38,508	35,515	6	DEF ANNUITY
024	024FA10NM	XN	4,905	5,116	4,656	1	DEF ANNUITY
024	024FA12QM	XN	15,734	16,532	15,342	1	DEF ANNUITY
024	024FA14NM	XN	42,728	44,832	41,450	4	DEF ANNUITY
024	024FA15NQ	XN	49,422	51,813	48,082	2	DEF ANNUITY
024	024FA16N1	XN	2,374,015	2,513,029	2,299,856	67	DEF ANNUITY
024	024FA17QM	XN	25,405	26,668	24,748	2	DEF ANNUITY
024	024FA19Q1	XN	413,583	437,125	402,946	30	DEF ANNUITY
024	024FA22N1	XN	217,104	229,867	210,497	11	DEF ANNUITY
024	024FA25Q1	XN	333,528	356,231	326,789	11	DEF ANNUITY
024	024FAINN1	XN	14,832	15,358	13,976	2	DEF ANNUITY
024	024FAINQM	XN	250,047	260,593	237,140	2	DEF ANNUITY
024	024FB0411	XN	43,667	43,667	43,667	10	DEF ANNUITY
024	024FB0511	XN	2,002	2,002	2,002	2	DEF ANNUITY
024	024FB0512	XN	43,280	43,280	43,280	8	DEF ANNUITY
024	024FD9811	XN	93	93	93	1	DEF ANNUITY
024	024SG9811	XN	378,747	378,747	378,747	11	DEF ANNUITY
024	024SG9812	XN	289,407	289,407	289,407	12	DEF ANNUITY
024	024SP5011	XN	1,040,527	1,045,951	988,972	87	DEF ANNUITY
024	024SP5012	XN	962,255	969,042	915,049	29	DEF ANNUITY
024	024SP5013	XN	3,520,561	3,523,662	3,329,628	42	DEF ANNUITY
024	024SP5021	XN	39,962	40,012	38,032	2	DEF ANNUITY
024	024SP5022	XN	183,323	183,448	174,758	6	DEF ANNUITY
024	024SP5023	XN	246,910	246,985	233,550	4	DEF ANNUITY
024	024SP5111	XN	525,487	530,627	503,253	38	DEF ANNUITY
024	024SP5112	XN	491,076	492,577	467,957	14	DEF ANNUITY
024	024SP5113	XN	875,254	888,729	833,664	10	DEF ANNUITY
024	024SP5121	XN	27,381	27,406	25,926	1	DEF ANNUITY
024	024SP5122	XN	62,154	62,179	58,782	2	DEF ANNUITY
024	024SP5123	XN	79,047	79,047	75,489	1	DEF ANNUITY
024	024SP5211	XN	193,656	193,656	193,656	14	DEF ANNUITY
024	024SP5212	XN	216,439	216,603	216,068	11	DEF ANNUITY
024	024SP5312	XN	166,837	166,989	166,550	8	DEF ANNUITY
024	024SP5313	XN	10,715	10,715	10,715	1	DEF ANNUITY

Total			14,320,966	14,607,932	13,770,194	504
Adjustments			—	—	—	—
Total			14,320,966	14,607,932	13,770,194	504
	Match to Exh. 5 --->		14,320,966

Company	Plan Code	Policy Identifier	Stat Reserve	Type
024	2SPIA_Y_169_1325	875602	3,406	Annuity (5b)
024	2SPIA_Y_188_0875	853253	1,696	Annuity (5b)
024	2SPIA_Y_189_0875	854366	2,764	Annuity (5b)
024	2SPIA_Y_189_0875	854676	1,743	Annuity (5b)
024	2SPIA_Y_189_0875	854697	2,249	Annuity (5b)
024	2SPIA_Y_189_0875	854777	9,149	Annuity (5b)
024	2SPIA_Y_189_0875	855453	3,161	Annuity (5b)
024	2SPIA_Y_190_0825	855877	2,292	Annuity (5b)
024	2SPIA_Y_190_0825	856028	921	Annuity (5b)
024	2SPIA_Y_190_0825	856678	2,867	Annuity (5b)
024	2SPIA_Y_190_0825	857329	3,552	Annuity (5b)
024	2SPIA_Y_191_0825	857936	14,015	Annuity (5b)
024	2SPIA_Y_191_0825	858454	4,145	Annuity (5b)
024	2SPIA_Y_191_0825	858455	2,413	Annuity (5b)
024	2SPIA_Y_191_0825	858551	2,241	Annuity (5b)
024	2SPIA_Y_191_0825	858565	1,846	Annuity (5b)
024	2SPIA_Y_191_0825	858668	5,262	Annuity (5b)
024	2SPIA_Y_191_0825	858684	5,928	Annuity (5b)
024	2SPIA_Y_191_0825	858940	3,410	Annuity (5b)
024	2SPIA_Y_191_0825	859343	13,052	Annuity (5b)
024	2SPIA_Y_191_0825	859554	3,428	Annuity (5b)
024	2SPIA_Y_191_0825	859624	2,436	Annuity (5b)
024	2SPIA_Y_191_0825	860018	1,622	Annuity (5b)
024	2SPIA_Y_191_0825	860305	6,186	Annuity (5b)
024	2SPIA_Y_191_0825	860434	5,247	Annuity (5b)
024	2SPIA_Y_192_0775	858893	1,544	Annuity (5b)
024	2SPIA_Y_192_0775	859274	2,346	Annuity (5b)
024	2SPIA_Y_192_0775	866281	1,978	Annuity (5b)
024	2SPIA_Y_193_0700	869248	24,677	Annuity (5b)
024	2SPIA_Y_194_0650	874486	9,489	Annuity (5b)
024	2SPIA_Y_194_0650	874487	11,496	Annuity (5b)

Total			156,561
Adjustments			—
Total			156,561
	Match to Exh. 5--->		156,561

5C

Company	Plan Code	Policy ID	Stat Reserve	Type
024	2ONBN_Y_142_1325	41829	1,370	Payout Annuity (5C)
024	2ONBN_Y_177_1325	87797	6,741	Payout Annuity (5C)
024	2ONBN_Y_179_1325	89929	1,062	Payout Annuity (5C)
024	2ONBN_Y_191_0825	832064	938	Payout Annuity (5C)
024	2ONBN_Y_197_0675	807982	35,838	Payout Annuity (5C)
024	2ONBN_Y_197_0675	868469	3,775	Payout Annuity (5C)
024	2ONBN_Y_198_0625	840110	20,215	Payout Annuity (5C)
024	2ONBN_Y_199_0625	854225	3,779	Payout Annuity (5C)
024	2ONBN_Y_199_0625	854494	1,204	Payout Annuity (5C)
024	2ONBN_Y_200_0700	85715	10,601	Payout Annuity (5C)
024	2ONBN_Y_200_0700	856445	36,479	Payout Annuity (5C)

024	2ONBN_Y_200_0700	857170	10,445	Payout Annuity (5C)
024	2ONBN_Y_200_0700	LI00856110	5,923	Payout Annuity (5C)
024	2ONBN_Y_201_0675	LI00859130	10,897	Payout Annuity (5C)
024	2ONBN_Y_202_0650	856679	4,613	Payout Annuity (5C)
024	2ONBN_Y_202_0650	865356	11,374	Payout Annuity (5C)
024	2ONBN_Y_203_0600	869040	4,286	Payout Annuity (5C)
024	2ONBN_Y_204_0550	LI00906569	22,299	Payout Annuity (5C)
024	2ONBN_Y_205_0525	AN0009568	5,337	Payout Annuity (5C)
024	2ONBN_Y_205_0525	LI00902708	7,589	Payout Annuity (5C)
024	2ONBN_Y_205_0525	LI00904748	9,965	Payout Annuity (5C)
024	2ONBN_Y_205_0525	LI00905452	29,046	Payout Annuity (5C)
024	2ONBN_Y_206_0525	AN0015391	21,299	Payout Annuity (5C)
024	2ONBN_Y_206_0525	AN0015392	12,328	Payout Annuity (5C)

Total			277,403
Adjustments			—
Total			277,403
	Match to Exh. 5 --->		277,403

5D

Company	LOB	Amount Inforce	Reserve	Gross Premiums	Count
024	TRAD	17,091,706	10,878	18,241	903
024	UL	3,336,434	2,905	3,671	125

Total		20,428,140	13,782	21,912	1,028
Adjustments		—	6	—	—
Total		20,428,140	13,788	21,912	1,028
	Match to Exh. 5 --->		13,789

5E

Company	LOB	Amount Inforce	Reserve	Gross Premiums	Count
024	TRADR	8,189,256	36,200	112,010	549
024	TRADW	29,918	1,961	2,834	80
024	ULW	66,579	24,181	64,018	105

Total		8,285,753	62,341	178,863	734
Adjustments		—	2,581	—	—
Total		8,285,753	64,922	178,863	734
	Match to Exh. 5 --->		64,922

5G

Company	LOB	Deficiency Reserve
024	TRAD	1,183,799
024	UL	52,967

Total		1,236,766
Adjustments		—
Total		1,236,766
	Match to Exh. 5 --->	1,236,766

Reinsurance

Company	Reinsurer	Agreement #	Agreement2 #	Ceded Face	Ceded Reserve
024	RGA Reinsurance Co.			1,408	37
024	General Re Life Corp.			60,072	542
024	Scottish Re Life Corp.			35,868,000	96,457
024	Employers Reassurance Corp.			—	—
024	Swiss Re Denmark Reinsurance A/S			—	—
024	Swiss Re Life & Health America Inc.			71,297	950
024	Munich American Reassurance Co.			1,016,947	280,395
024	Munich American Reassurance Co.			283,156	51,922
024	Munich American Reassurance Co.			—	—
024	Munich American Reassurance Co.			120,000	278
024	Optimum Re Insurance Co.			—	—
024	Optimum Re Insurance Co.			1,654,000	7,298
024	Optimum Re Insurance Co.			—	—
024	Prudential Insurance Co. of America			14,460	376
024	Swiss Re Life & Health America Inc.			—	—
024	Wilton Reassurance Co.			40,852,932	1,436,338

Total				79,942,272	1,874,593

PYRAMID

Exhibit	Amount Inforce	Statutory Reserve
5A	468,423,859	39,357,470
5B	14,607,932	14,477,527
5C	—	277,403
5D	20,428,140	13,788
5E	8,285,753	64,922
5F	—	115,536
5G	—	1,236,766

Total	511,745,683	55,543,413
Actual	—	55,543,414

Total CEDED	79,942,272	1,874,593
Ajustments	—	—
Total	79,942,272	1,874,593
Actual		1,874,593

Total NET	431,803,411	53,668,820
Actual	—	53,668,821

Wilton Coverage Adjustment	13,617,644	478,779

Total After Wilton removed	418,185,767	53,190,040

Exhibit B

STATUTORY RESERVES AND LIABILITIES BY POLICY

The Ceding Company sent the information on Exhibit B to the Reinsurer via a CD data file on Friday, April 10, 2009. The Reinsurer received the information on Monday, April 13, 2009.

B-1

Exhibit C

TRANSFERRED ASSETS

The Transferred Assets shall be within one of the following two (2) categories:

1. Cash

2. United States Dollar-Denominated Securities issued or guaranteed by the United States Treasury.

Valuation of Assets

(a) By 5:00 p.m. on the fifth (5th) Business Day prior to the Closing Date, the parties by mutual agreement shall designate certain Transferred Assets as “IDC Assets”, provided that IDC quotes prices for such Transferred Assets. All Transferred Assets not designated as IDC Assets shall be designated “Brokers Assets.” If the parties cannot agree on the designation of any particular Transferred Asset as an “IDC Asset”, such Transferred Asset shall be conclusively deemed to be a Brokers Asset. The fair market value of each Transferred Asset that is an IDC Asset and each Transferred Asset that is a Brokers Asset shall be determined as follows:

(i) No later than 9:00 a.m. on the Business Day immediately prior to the Closing Date, Reinsurer shall submit to IDC the CUSIP number (or other unique identifier if CUSIP is not available) and face amount of each IDC Asset and request that IDC provide in writing as promptly as practicable to the Ceding Company and the Reinsurer each such Transferred Asset’s price (for the given face amount) as of approximately 3:00 p.m. on such Business Day. The price quoted by IDC shall be referred to as the “IDC Price”.

(ii) No later than 5: 00 p. m. on the fourth (4th) Business Day prior to the Closing Date, the Reinsurer shall submit simultaneously to each of the three (3) Brokers the CUSIP number (or other unique identifier if CUSIP is not available) and face amount of each Brokers Asset and request that each Broker provide in writing as promptly as practicable to the Ceding Company and the Reinsurer each such Transferred Asset’s price (for the given face amount), with such price setting forth the bid value and ask value of each such Transferred Asset as of approximately 3:00 p.m. on the Business Day immediately prior to the Closing Date. The price quoted by each Broker for each Brokers Asset shall be the average of such bid and ask price and shall be designated as the “Broker’s Quote” for each such Brokers Asset.

(iii) The Reinsurer and the Ceding Company together shall review the IDC Prices and Brokers’ Quotes for any errors and omissions or other disagreements (together, “Disagreements”). If the Reinsurer or the Ceding Company reasonably determines that there exists any Disagreement, the Reinsurer and the Ceding Company shall immediately notify IDC or the applicable Broker, as the case may be, and use their commercially reasonable efforts to determine and resolve with the applicable party any such Disagreement prior to the Closing, or as promptly as practicable after the Closing, in accordance with the principles set forth in this Exhibit C.

C-1

(b) The fair market value of each IDC Asset shall be the IDC Price. The fair market value of each Brokers Asset is the Broker’s Quote remaining for such asset after discarding the highest and lowest Broker’s Quote for such asset. Such fair market values for the IDC and Brokers Assets shall be referred to as the “Fair Market Value” of such asset.

(c) For purposes of this Exhibit C:

(i) “Brokers” means the following brokers: Citigroup, Merrill Lynch & Co. and JPMorgan Chase & Co.; provided, that, if any such broker does not provide a Brokers Quote or hereafter becomes an Affiliate of the Reinsurer or the Ceding Company, the parties shall mutually decide in good faith whether to proceed without such Brokers Quote or to identify a mutually acceptable replacement broker.

(ii) “IDC” means the pricing and quotation service offered by Financial Time Interactive Data Corp.

C-2